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                                                                   EXHIBIT 10.39


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                          SECURITIES EXCHANGE AGREEMENT


                                      among


                                  iBASIS, INC.


                               iBASIS GLOBAL, INC.


                          iBASIS SECURITIES CORPORATION


                     JMG TRITON OFFSHORE FUND LIMITED CITCO
                 AND EACH OTHER EXCHANGING HOLDER THAT BECOMES A
                  PARTY HERETO PURSUANT TO A JOINDER AGREEMENT

                                       and


               U.S. BANK NATIONAL ASSOCIATION, AS COLLATERAL AGENT


                          Dated as of February 21, 2003

                       11.5% SENIOR SECURED NOTES DUE 2005

                       WARRANTS TO PURCHASE COMMON SHARES


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                                TABLE OF CONTENTS

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1.     DEFINITIONS; CERTAIN RULES OF CONSTRUCTION.......................................................................1

2.     PURCHASE AND SALE OF THE SECURITIES.............................................................................12

       2.1.   PURCHASE AND SALE OF THE NOTES TO THE EXCHANGER..........................................................12
       2.2.   PURCHASE AND SALE OF THE WARRANTS TO THE EXCHANGER.......................................................12
       2.3.   SUBSEQUENT EXCHANGES.....................................................................................12
       2.4.   NOTE TERMS...............................................................................................12
       2.5.   FORM OF SECURITIES.......................................................................................13
       2.6.   DEPOSITARY...............................................................................................13
       2.7.   PURCHASE PRICE FOR SECURITIES............................................................................13
       2.8.   CLOSING..................................................................................................13

3.     INTEREST........................................................................................................13

       3.1.   RATE OF INTEREST.........................................................................................14
       3.2.   DEFAULT INTEREST.........................................................................................14
       3.3.   INTEREST ACCRUAL AND COMPUTATION.........................................................................14

4.     PAYMENTS........................................................................................................14

       4.1.   PAYMENTS.................................................................................................14
       4.2.   VOLUNTARY PREPAYMENTS....................................................................................14
       4.3.   MANDATORY PREPAYMENTS....................................................................................15
       4.4.   NET PAYMENTS.............................................................................................15

5.     CONDITIONS PRECEDENT TO THE PURCHASE OF THE SECURITIES..........................................................17

       5.1.   ISSUANCE OF SECURITIES; CONTEMPORANEOUS INVESTMENT.......................................................17
       5.2.   CORPORATE PROCEEDINGS....................................................................................17
       5.3.   MATERIAL ADVERSE EFFECT, ETC.............................................................................17
       5.4.   LITIGATION...............................................................................................18
       5.5.   APPROVALS................................................................................................18
       5.6.   GUARANTEE................................................................................................18
       5.7.   COLLATERAL DOCUMENTS.....................................................................................18
       5.8.   FISCAL AGENCY AGREEMENT..................................................................................18
       5.9.   WARRANT AGREEMENT........................................................................................18
       5.10.  INTERCREDITOR AGREEMENT..................................................................................18
       5.11.  DTC ELIGIBILITY..........................................................................................18
       5.12.  CUSIP NUMBER.............................................................................................18
       5.13.  CAPITALIZATION...........................................................................................18
       5.14.  SENIOR LENDER POSSESSION OF STOCK CERTIFICATES...........................................................19
       5.15.  NO DEFAULT; REPRESENTATIONS AND WARRANTIES...............................................................19

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       5.16.  ACCRUED INTEREST UNDER CONVERTIBLE NOTES.................................................................19

6.     FEES............................................................................................................19

7.     REPRESENTATIONS AND WARRANTIES OF THE OBLIGORS..................................................................19

       7.1.   CORPORATE STATUS.........................................................................................19
       7.2.   CORPORATE POWER AND AUTHORITY............................................................................20
       7.3.   NO VIOLATION.............................................................................................20
       7.4.   CAPITALIZATION...........................................................................................20
       7.5.   LITIGATION...............................................................................................20
       7.6.   MARGIN REGULATIONS.......................................................................................21
       7.7.   GOVERNMENTAL APPROVALS...................................................................................21
       7.8.   INVESTMENT COMPANY ACT...................................................................................21
       7.9.   PUBLIC UTILITY HOLDING COMPANY ACT.......................................................................21
       7.10.  CONFORMITY TO SECURITIES ACT AND EXCHANGE ACT; NO MISSTATEMENT OR OMISSION...............................21
       7.11.  FINANCIAL CONDITION; FINANCIAL STATEMENTS................................................................21
       7.12.  NO MATERIAL ADVERSE CHANGES..............................................................................22
       7.13.  TAX RETURNS AND PAYMENTS.................................................................................22
       7.14.  SUBSIDIARIES.............................................................................................22
       7.15.  INTELLECTUAL PROPERTY....................................................................................22
       7.16.  PROPERTIES...............................................................................................22
       7.17.  LABOR RELATIONS..........................................................................................23
       7.18.  COMPLIANCE WITH STATUTES, ETC............................................................................23
       7.19.  ERISA....................................................................................................23

8.     EXCHANGING HOLDER REPRESENTATIONS...............................................................................23

       8.1.   AUTHORIZATION; NO CONTRAVENTION..........................................................................24
       8.2.   BINDING EFFECT...........................................................................................24
       8.3.   NO LEGAL BAR.............................................................................................24
       8.4.   PURCHASE FOR OWN ACCOUNT.................................................................................24
       8.5.   ACCREDITED INVESTOR......................................................................................24
       8.6.   RESTRICTED SECURITIES....................................................................................24
       8.7.   FINANCIAL CONDITION......................................................................................24
       8.8.   EXPERIENCE...............................................................................................24
       8.9.   LEGEND...................................................................................................25
       8.10.  SUBORDINATION LEGENDS....................................................................................25
       8.11.  ERISA....................................................................................................25
       8.12.  BROKER'S, FINDER'S OR SIMILAR FEES.......................................................................25
       8.13.  GOVERNMENTAL AUTHORIZATION; THIRD PARTY CONSENT..........................................................26
       8.14.  NO SOLICITATION..........................................................................................26
       8.15.  ACCESS TO INFORMATION; UNDUE PRESSURE....................................................................26
       8.16.  NO MINIMUM EXCHANGE......................................................................................26

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9.     CONTINUING COVENANTS............................................................................................27

       9.1.   NEWLY CREATED ENTITY.....................................................................................27
       9.2.   SEC FILINGS AND REPORTS..................................................................................27
       9.3.   REPURCHASE OF CONVERTIBLE SUBORDINATED NOTES.............................................................27
       9.4.   EXCHANGE OF CONVERTIBLE NOTES............................................................................27
       9.5.   NON-PUBLIC INFORMATION...................................................................................27
       9.6.   INSURANCE................................................................................................28
       9.7.   LITIGATION COOPERATION...................................................................................28
       9.8.   BANKING RELATIONSHIP.....................................................................................28
       9.9.   SUBORDINATION OF INSIDE DEBT.............................................................................28
       9.10.  SUBORDINATION AGREEMENTS.................................................................................28
       9.11.  FURTHER ASSURANCES.......................................................................................29

10.    CONTINGENT COVENANTS............................................................................................30

11.    EVENTS OF DEFAULT; REMEDIES.....................................................................................30

       11.1.  EVENTS OF DEFAULT........................................................................................30
       11.2.  CERTAIN ACTIONS FOLLOWING AN EVENT OF DEFAULT............................................................32
       11.3.  ANNULMENT OF EVENTS OF DEFAULT...........................................................................33
       11.4.  WAIVERS..................................................................................................33
       11.5.  ACCELERATION FOLLOWING AN EVENT OF DEFAULT UNDER THE SENIOR LOAN AGREEMENT...............................34

12.    COLLATERAL AGENT................................................................................................34

       12.1.  APPOINTMENT OF COLLATERAL AGENT..........................................................................34
       12.2.  ACTIONS BY THE COLLATERAL AGENT..........................................................................34
       12.3.  EXECUTION OF ADDITIONAL DOCUMENTS........................................................................34
       12.4.  INFORMATION REGARDING OBLIGORS, ETC......................................................................35
       12.5.  CONCERNING THE COLLATERAL AGENT..........................................................................35
       12.6.  COLLATERAL AGENT INDEMNITY...............................................................................36
       12.7.  COLLATERAL AGENT'S RESIGNATION OR REMOVAL................................................................37
       12.8.  MERGER, CONVERSION OR CONSOLIDATION......................................................................37
       12.9.  REPRESENTATIONS AND WARRANTIES OF THE COLLATERAL AGENT...................................................38

13.    PRIOR CLAIMS EXTINGUISHED.......................................................................................38

14.    GENERAL.........................................................................................................38

       14.1.  PAYMENT OF EXPENSES, ETC.................................................................................38
       14.2.  NOTICES..................................................................................................39
       14.3.  ASSIGNMENTS; PARTICIPATIONS..............................................................................40
       14.4.  AMENDMENT OR WAIVER......................................................................................40
       14.5.  NO WAIVER; REMEDIES CUMULATIVE...........................................................................40
       14.6.  NO STRICT CONSTRUCTION...................................................................................41

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
       14.7.  CALCULATIONS; COMPUTATIONS...............................................................................41
       14.8.  INTERPRETATION; GOVERNING LAW; ETC.......................................................................41
       14.9.  WAIVER OF JURY TRIAL.....................................................................................42
       14.10. COUNTERPARTS.............................................................................................42
       14.11. EXECUTION................................................................................................42
       14.12. HEADINGS DESCRIPTIVE.....................................................................................43
       14.13. SURVIVAL.................................................................................................43
       14.14. BENEFIT OF AGREEMENT.....................................................................................43

EXHIBITS
Exhibit A       Form of Joinder Agreement
Exhibit B       Form of Warrant and Registration Rights Agreement
Exhibit 5.2     Form of Officer's Certificate
Exhibit 5.6     Form of Guarantee
Schedule 1.1    Permitted Liens
Schedule 7.14   Subsidiaries
Schedule 7.19   ERISA Plans

                                      -iv-
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     This SECURITIES EXCHANGE AGREEMENT, dated as of February 21, 2003 (this
"AGREEMENT"), is among iBasis, Inc., a Delaware corporation (the "COMPANY"), iBasis Global, Inc., a Delaware corporation ("iBASIS GLOBAL", and together with the Company, the "BORROWER"), iBasis Securities corporation, a Massachusetts corporation (the "GUARANTOR"), JMG Triton Offshore Limited CITCO (the "EXCHANGER"), and such other holders of Convertible Notes that from time to time become parties to this Agreement in accordance with the terms hereof and who exchange Convertible Notes for Notes and Warrants in accordance with the terms hereof and such Joinder Agreement (collectively with the Exchanger, the "EXCHANGING HOLDERS") and U.S. Bank National Association as Collateral Agent for the Holders (with its successors and assigns, the "COLLATERAL AGENT"). The parties hereto agree as follows:

RECITALS: Pursuant to this Agreement, the Exchanger is exchanging an aggregate principal amount of $7,950,000 of the Company's 5 3/4% Convertible Subordinated Notes due 2005 (the "CONVERTIBLE NOTES") for (a) an aggregate principal amount of $3,975,000 of the Borrower's 11.5% Senior Secured Notes due 2005 and (b) warrants (the "WARRANTS") exercisable for an aggregate of 727,627 shares of Common Stock, $0.001 par value, of the Company (the "COMMON STOCK"). The Notes mature on January 15, 2005. The Notes are guaranteed by each of the Borrower's Domestic Subsidiaries identified on the signature pages hereof, and are secured by second priority liens on substantially all the assets (including the stock of Subsidiaries) of the Borrower. Prior to the purchase and sale of the Notes and the Warrants pursuant to this Agreement, the Borrower has entered into a credit agreement (as amended, restated or supplemented from time to time, the "SENIOR LOAN AGREEMENT") among Borrower and Silicon Valley Bank. The Notes and Warrants to be purchased thereunder are collectively referred to as the "Securities". From and after the date hereof, additional holders of Convertible Notes may become party to this Agreement pursuant to the execution and delivery of a Joinder Agreement in the form of EXHIBIT A hereto, an executed counterpart copy of which shall be provided to and acknowledged by the Collateral Agent (each, a "JOINDER AGREEMENT") pursuant to which such holders may exchange such Convertible Notes for Notes and Warrants in accordance with the terms hereof and of such Joinder Agreement.

     1. DEFINITIONS; CERTAIN RULES OF CONSTRUCTION. Certain capitalized terms are used in this Agreement and in the other Documents with the specific meanings defined below in this Section 1. Except as otherwise explicitly specified to the contrary or unless the context clearly requires otherwise, (a) the capitalized term "Section" refers to sections of this Agreement, (b) the capitalized term "Exhibit" refers to exhibits to this Agreement, (c) references to a particular Section include all subsections thereof, (d) the word "including" shall be construed as "including without limitation", (e) accounting terms not otherwise defined herein have the meaning provided under GAAP, (f) references to a particular statute or regulation include all rules and regulations thereunder and any successor statute, regulation or rules, in each case as from time to time in effect, (g) references to a particular Person include such Person's successors and assigns to the extent not prohibited by this Agreement and the other Documents and (h) references to "Dollars" or "$" mean United States Funds. References to "the date hereof" mean the date first set forth above.

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     "ACCUMULATED FUNDING DEFICIENCY" shall have the meaning provided in section
302 of ERISA.

     "ADDITIONAL DOCUMENTS" is defined in Section 12.3.

     "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling (including all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (a) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (b) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

     "AGGREGATE PREPAYMENT AMOUNT" means, as of any date, the sum of (a) the Notes and (b) accrued and unpaid interest, and all other amounts due, in respect of the Notes being prepaid on and as of such date.

     "AGREEMENT" is defined in the recitals hereto.

     "APPLICABLE ACCELERATION" is defined in Section 11.5.

     "AUTHORIZED OFFICER" means any senior officer of the Borrower designated in writing to the Holders by the Borrower, in each case to the extent acceptable to the Required Holders.

     "BANKRUPTCY CODE" is defined in Section 11.1.5.

     "BANKRUPTCY DEFAULT" means an Event of Default referred to in Section
11.1.5.

     "BENEFIT PLAN" means an employee pension benefit plan as defined in section 3(2) of ERISA (other than a Multiemployer Plan) for which the funding requirements under section 412 of the Code or section 302 of ERISA is, or within the immediately preceding six years was, in whole or in part, the responsibility of the Company, any of its Subsidiaries or any ERISA Affiliate.

     "BOOK-ENTRY SECURITY" is defined in Section 2.5.

     "BORROWER" is defined in the preamble to this Agreement.

     "BUSINESS DAY" means any day, excluding Saturday, Sunday and any day which shall be in New York, New York or Boston, Massachusetts a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close.

     "CAPITALIZED LEASE" means any lease which is required to be capitalized on the balance sheet of the lessee in accordance with GAAP, including Statement Nos. 13 and 98 of the Financial Accounting Standards Board.

                                       -2
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     "CAPITALIZED LEASE OBLIGATIONS" means the amount of the liability reflecting the aggregate discounted amount of future payments under all Capitalized Leases calculated in accordance with GAAP, including Statement Nos. 13 and 98 of the Financial Accounting Standards Board.

     "CHANGE OF CONTROL" means one or more of the following events: (a) any "person" or "group" (as such terms are used in sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of shares representing more than 50% of the combined voting power of the then outstanding securities entitled to vote generally in elections of directors of the Company (the "VOTING STOCK"); (b) approval by stockholders of the Company of any plan or proposal for the liquidation, dissolution or winding up of the Company; (c) the Company (i) consolidates with or merges into any other corporation or any other corporation merges into the Company, and in the case of any such transaction, the outstanding Common Stock of the Company is changed or exchanged into other assets or securities as a result, unless the stockholders of the Company immediately before such transaction own, directly or indirectly immediately following such transaction, at least 51% of the combined voting power of the outstanding voting securities of the corporation resulting from such transaction in substantially the same proportion as their ownership of the Voting Stock immediately before such transaction, or (ii) conveys, transfers or leases all or substantially all of its assets to any person; or (d) any time Continuing Directors do not constitute a majority of the Board of Directors of the company (or, if applicable, a successor corporation to the Company); provided that a Change of Control shall not be deemed to have occurred if, in the case of a merger or consolidation otherwise constituting a Change in Control, all of the consideration (excluding cash payments for fractional shares) in such merger or consolidation constituting the Change in Control consists of common stock traded on a United States national securities exchange or quoted on the Nasdaq National Market (or which will be so traded or quoted when issued or exchanged in connection with such Change in Control) and as a result of such transaction or transactions all Convertible Notes become convertible solely into such common stock.

     "CLOSING DATE" means the date on which the Exchanger purchases Securities pursuant to this Agreement.

     "CODE" means the Internal Revenue Code of 1986.

     "COLLATERAL AGENT" is defined in the preamble to this Agreement.

     "COLLATERAL DOCUMENTS" means each of (a) the Security Agreement, (b) the Subordination Agreement and (c) such other documents as may be entered into to secure the payment and performance of the Obligations under the Credit Documents.

     "COMMON STOCK" is defined in the recitals hereto.

     "COMPANY" is defined the preamble to this Agreement.

     "CONTINUING DIRECTOR" means at any date a member of the Company's Board of Directors (a) who was a member of such board on the date hereof or (b) who was nominated or elected by

                                       -3
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at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Company's Board of Directors was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or such lesser number comprising a majority of a nominating committee if authority for such nominations or elections has been delegated to a nominating committee whose authority and composition have been approved by at least a majority of the directors who were continuing directors at the time such committee was formed. (Under this definition, if the Board of Directors of the Company as of the date of this Agreement were to approve a new director or directors and then resign, no Change in Control would occur even though the current Board of Directors would thereafter cease to be in office).

     "CONTROL" means, with respect to any Person, the possession, directly or indirectly, of the power to (a) vote 10% or more of the Capital Securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of management and policies of such Person, whether through the ownership of voting Capital Securities, by contact or otherwise, either alone or in conjunction with others. The words "Controlling" and "Controlled" have correlative meanings.

     "CONVERTIBLE NOTES INDENTURE" means the Indenture dated as of March 15, 2000 between the Company and The Bank of New York, as trustee, governing the Convertible Notes (as amended, modified or supplemented from time to time).

     "CONVERTIBLE NOTES" is defined in the recitals hereto.

     "CREDIT DOCUMENTS" means each of this Agreement, the Fiscal Agency Agreement, the Notes, the Guarantee, the Intercreditor Agreement and the Collateral Documents.

     "CREDIT FACILITY" means the credit facility created under the Senior Loan Agreement in an aggregate maximum principal amount not to exceed $40,000,000, as reduced from time to time by permanent reductions thereto, and any refinancing or renewal of such Indebtedness, which in no event shall exceed $40,000,000.

     "CREDIT SECURITY" means all assets now or from time to time hereafter subjected to a security interest, mortgage or charge (or intended or required so to be subjected pursuant to the Collateral Documents or any other Credit Document) to secure the payment or performance of any of the Obligations.

     "DEFAULT" means any event or condition which with notice or lapse of time, or both, would constitute an Event of Default.

     "DEMAND HOLDERS" means Holders holding Notes in an outstanding principal amount greater than 25% of the total outstanding principal amount of all Notes.

     "DEPOSITARY" means the depositary appointed pursuant to Section 2.6, to which the Notes and Warrants in typewritten form representing Book-Entry Securities are delivered on the Closing Date pursuant to Section 2.6.

                                       -4
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     "DOCUMENTS" means each of the Credit Documents, the Warrant and the Warrant
Agreement.

     "DOMESTIC SUBSIDIARIES" means the Subsidiaries of the Borrower organized under the laws of, or domesticated in, the United States of America or the states or governmental districts thereof.

     "EFFECTIVE DATE" is defined in Section 14.11.

     "EQUIPMENT" means all of the Borrower's present and hereafter acquired machinery, molds, machine tools, motors, furniture, equipment, furnishings, fixtures, trade fixtures, motor vehicles, tools, parts, dyes, jigs, goods and other tangible personal property (other than Inventory) of every kind and description used in the Borrower's operations or owned by the Borrower and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions or improvements to any of the foregoing, wherever located.

     "ERISA" means the Employee Retirement Income Security Act of 1974.

     "ERISA AFFILIATE" means any Person required to be aggregated with the Borrower or any Subsidiary of the Borrower under sections 414(b), (c), (m) or
(o) of the Code.

     "EVENT OF DEFAULT" is defined in Section 11.1.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "EXCHANGE ACT REPORTS" means the Company's reports filed with the SEC since December 31, 2000 pursuant to Section 13 of the Exchange Act.

     "EXCHANGING HOLDERS" means the Exchanger and any other holders of Convertible Notes who become parties to this Agreement pursuant to the execution and delivery of a Joinder Agreement with the Company an executed counterpart copy of which shall be provided to and acknowledged by the Collateral Agent in writing, and who exchange Convertible Notes for Notes and Warrants in accordance with the terms hereof and such Joinder Agreement.

     "FISCAL AGENCY AGREEMENT" means that Fiscal Agency Agreement dated as of January 30, 2003, between the Company and the Fiscal Agent, as amended by that certain Amendment No. 1 to Fiscal Agency Agreement of even date herewith between the Company and the Fiscal Agent (and as it may be further amended, modified or supplemented from time to time in accordance with its terms).

     "FISCAL AGENT" means U.S. Bank National Association.

     "FOREIGN SUBSIDIARY" means a Subsidiary of the Borrower other than a Domestic Subsidiary.

     "GAAP" means generally accepted accounting principles in effect within the United States of America, consistently applied.

                                       -5
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     "GLOBAL SECURITY" is defined in Section 2.5.

     "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "GOVERNING DOCUMENTS" means, as to any Person, the certificate or articles of incorporation and by-laws or other organizational or governing documents of such Person.

     "GUARANTOR" means each of the Domestic Subsidiaries of the Borrower.

     "GUARANTEE" is defined in Section 5.6.

     "HOLDER" means the Person or Persons in whose name a Note is registered at any time, and, for purposes solely of Section 4.4, the Person or Persons for whose benefit a Note registered to the Depositary is held as reflected on the transfer records of the Depositary at any time.

     "INTEREST PAYMENT DATE" means the 15th day of each of July and January.

     "INDEBTEDNESS" means with respect to any Person, all obligations, contingent or otherwise, which in accordance with GAAP are required to be classified upon the balance sheet of such specified Person as liabilities, but in any event including (without duplication) the following:

     (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind;

     (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or upon which interest charges are customarily paid;

     (c) all obligations of such Person for the deferred purchase price of property or services, except current accounts payable arising in the ordinary course of business and not overdue beyond such period as is commercially reasonable for such Person's business;

     (d) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person and all Capitalized Lease Obligations;

     (e) all payment obligations of such Person with respect to interest rate or currency protection agreements;

     (f) all obligations of such Person as an account party under any letter of credit or in respect of bankers' acceptances;

     (g) all obligations of any third party secured by property or assets of such Person (regardless of whether or not such Person is liable for repayment of such obligations);

     (h) all guarantees of such Person, including existing guarantees for lease obligations;

                                       -6
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     (i) all reimbursement obligations of such Person under letters of credit;
and

     (j) the redemption price of all redeemable equity securities of such Person, but only to the extent that such securities are redeemable at the option of the holder, or require sinking funds or similar payments, at any time prior to the Maturity Date.

     "INTERCREDITOR AGREEMENT" means the Collateral Agency and Intercreditor Agreement of even date herewith, between the Symphony Funds identified on the signature pages hereto, the Exchanging Holders from time to time party thereto and the Collateral Agent (as amended, modified or supplemented from time to time).

     "INVENTORY" means all of the Borrower's now owned and hereafter acquired goods, merchandise or other personal property, wherever located, to be furnished under any contract of service or held for sale or lease (including without limitation all raw materials, work in process, finished goods and goods in transit), and all materials and supplies of every kind, nature and description which are or might be used or consumed in the Borrower's business or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise or other personal property, and all warehouse receipts, documents of title and other documents representing any of the foregoing.

     "INVESTMENT" means, with respect to any specified Person:

              (a) any share of capital stock, partnership or other equity interest, evidence of Indebtedness or other security issued by any other Person;

              (b) any loan, advance or extension of credit to, or contribution to the capital of, any other Person;

              (c) any guarantee of the obligations of any other Person;

              (d) any acquisition of all, or any division or similar operating unit of, the business of any other Person or the assets comprising such business, division or unit; and

              (e) any other similar investment.

     The investments described in the foregoing clauses (a) through (e) shall be included in the term "Investment" whether they are made or acquired by purchase, exchange, issuance of stock or other securities, merger, reorganization or any other method; PROVIDED, HOWEVER, that the term "Investment" shall not include
(i) trade and customer accounts receivable for property leased, goods furnished or services rendered in the ordinary course of business and payable within one year in accordance with customary trade terms, (ii) deposits, advances or prepayments to suppliers for property leased or licensed, goods furnished and services rendered in the ordinary course of business, (iii) advances to employees for relocation and travel expenses, drawing accounts and similar expenditures, (iv) stock or other securities acquired in connection with the

                                       -7
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satisfaction or enforcement of Indebtedness or claims due to such specified
Person or as security for any such Indebtedness or claim or (v) demand deposits in banks or similar financial institutions.

     "JOINDER AGREEMENT" is defined in the Recitals paragraph appearing on the first page of this Agreement.

     "LIEN" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

     "MARGIN STOCK" is defined in Regulation U.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect on the present or future business, assets, operations, prospects or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole.

     "MATURITY DATE" means January 15, 2005.

     "MAXIMUM EXCHANGE AMOUNT" means the aggregate principal amount of Convertible Notes equal to $19,350,000 LESS the aggregate principal amount of Convertible Notes exchanged from time to time pursuant to any Permitted Exchanges occurring after the date hereof which do not violate Section 9.4 herein.

     "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in section 4001(a)(3) of ERISA (a) which is, or within the immediately preceding six years was, contributed to by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate or (b) with respect to which the Borrower or any Subsidiary of the Borrower may incur any liability.

     "NET ASSET SALE PROCEEDS" means the cash proceeds of the sale or disposition of assets (including any Equipment and by way of merger, but not including the proceeds of any sale of finished Inventory in the ordinary course of business permitted by Section 10(iv)), and the cash proceeds of any insurance payments or condemnation awards on account of the destruction or loss of property, by the Borrower or any of its Subsidiaries after the Closing Date, net of (a) any Indebtedness permitted by Section 5.5 (Senior Loan Agreement) or
Section 9.10 (purchase money indebtedness and capitalized leases) in each case secured by assets being sold in such transaction required to be paid from such proceeds, (b) income taxes that, as estimated by the Borrower in good faith, will be required to be paid by the Borrower or any of its Subsidiaries in cash as a result of, and within 16 months after, such sale or disposition (provided that any such amounts that are not actually paid in taxes within such period shall automatically become Net Asset Sale Proceeds), (c) reasonable reserves for liabilities, indemnification, escrows and purchase price adjustments resulting from the sale of assets, (d) transfer, sales, use and other similar taxes payable in connection with such sale or disposition, (e) all reasonable expenses of the Borrower or any of its Subsidiaries payable in connection with the sale or disposition and (f) the amount of such proceeds applied to mandatory prepayments under the Senior Loan Agreement.

                                       -8

     "NOTE PREPAYMENT PRICE" is defined in Section 4.2.

     "NOTES" means up to $28,750,000 aggregate principal amount of the Borrower's 11.5% Senior Secured Notes due 2005, issued pursuant to the Symphony Exchange Agreement or this Agreement (including Notes that may be issued pursuant to any Joinder Agreement as part of a Permitted Exchange in which such Notes are issued without violating Section 9.4 herein).

     "OBLIGATIONS" means any and all present and future liabilities, obligations and Indebtedness of the Borrower and any of its Subsidiaries or any other Obligor owing to the Collateral Agent or any Holder (or any Affiliate of a Holder or Collateral Agent) under or in connection with this Agreement or any other Credit Document, including, without limitation, obligations in respect of principal, interest, prepayment premium and all other reimbursement obligations under the Notes, all fees, charges, indemnities and expenses from time to time owing hereunder or under any other Credit Document (all whether accruing before or after a Bankruptcy Default and regardless of whether allowed as a claim in bankruptcy or similar proceedings).

     "OBLIGOR" means the Borrower, each Guarantor and each other Person guaranteeing or providing collateral for the Obligations.

     "PERMITTED EXCHANGE" is defined in Section 9.3.

     "PERMITTED INVESTMENTS" means the following: (i) subject to compliance with the terms of Section 9.1 and the Collateral Documents, immaterial Investments, loans and advances by the Company to Wholly Owned Subsidiaries of the Company (including newly created or acquired Wholly Owned Subsidiaries) which are guarantors of the Senior Subordinated Notes, (ii) Investments in commercial paper and loan participations maturing in 270 days or less from the date of issuance which at the time of acquisition are rated at least A-1 by S&P or Prime-1 by Moody's; (iii) Investments in securities of or guaranteed by the United States of America or agencies thereof, or securities issued by foreign governments of comparable credit quality maturing within one year of acquisition; (iv) Investments in bank instruments maturing within one year after their acquisition issued by banks which are rated at least A-2/A by S&P; and (v) repurchase agreements, having terms of less than 90 days, for government obligations of the type specified above with a commercial bank or trust company which is rated at least A-2/A by S&P.

     "PERMITTED LIENS" means the following: (i) Liens incurred in connection with the Credit Facility; (ii) purchase money security interests in, or leases of, specific items of Equipment existing on the date hereof and described on
SCHEDULE 1.1; (iii) Liens on account of future purchase money security interests in, or Capitalized Leases of, specific items of Equipment, in each case incurred in the ordinary course of business, and in each case secured solely by the Equipment to which the Lien relates; (iv) Liens securing obligations incurred in connection with any exchange of Convertible Notes for new securities in a transaction not prohibited by Section 9.4, (v) Liens for taxes not yet payable;
(vi) additional security interests and Liens consented to in writing by the Required Holders, which consent shall not be unreasonably withheld; (vii) security interests being terminated substantially concurrently with this Agreement; (viii) Liens of materialmen, mechanics, warehousemen, carriers, or other similar Liens arising in the ordinary course of business and securing obligations which are not delinquent or are otherwise being

                                       -9
contested in good faith and by appropriate proceedings; (ix) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described above in clauses (i), (ii) or (iii) above, provided that any extension, renewal or replacement Lien is limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase; and (x) Liens in favor of customs and revenue authorities which secure payment of customs duties in connection with the importation of goods. Each of the Holders will have the right to require, as a condition to its consent under subsection
(vi) above, that the holder of the additional security interest or Lien sign an intercreditor agreement on a customary form, acknowledging that the security interest is subordinate to the security interest in favor of the Holders, and agree not to take any action to enforce its subordinate security interest so long as any Obligations remain outstanding, and that the Borrower agrees that any uncured event of default in any obligation secured by the subordinate security interest shall also constitute an Event of Default under this Agreement.

     "PERSON" means any individual, partnership, joint venture, limited liability company, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

     "PLAN" means any employee benefit plan, program or arrangement, whether oral or written, maintained or contributed to by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate, or with respect to which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate may incur liability.

     "PROHIBITED TRANSACTION" means any transaction that is prohibited under Code section 4975 or ERISA section 406 and not exempt under Code section 4975 or ERISA section 408.

     "REGISTRATION STATEMENTS" means the Company's registration statements filed with the SEC since December 31, 2001 pursuant to the Securities Act.

     "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System.

     "REPORTABLE EVENT" means any of the events described in section 4043 of ERISA.

     "REQUIRED HOLDERS" means Holders holding Notes in an outstanding principal amount greater than 50% of the total outstanding principal amount of all Notes.

     "REQUIREMENT OF LAW" means, as to any Person, the Governing Documents of such Person, and any law, treaty, rule, regulation, direction, ordinance, criterion or guideline or determination of a court or other Governmental Authority or determination of an arbitrator, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "SEC" means the U.S. Securities and Exchange Commission.

     "SEC REPORTS" means the Exchange Act Reports and the Registration
Statements.

                                       -10

     "SECURITIES" is defined in the recitals hereto.

     "SECURITIES ACT" means the Securities Act of 1933.

     "SECURITY AGREEMENT" means the Security Agreement dated as of the date hereof among the Borrower, the Guarantor and the Collateral Agent, as amended, restated or supplemented from time to time in accordance with the terms thereof.

     "SENIOR LENDER" means Silicon Valley Bank, a California chartered bank.

     "SENIOR LOAN AGREEMENT" is defined in the recitals hereto.

     "SENIOR LOAN EVENT OF DEFAULT" is defined in Section 11.5.

     "SENIOR LOANS" means the Loans and Letters of Credits under and as defined in the Senior Loan Agreement.

     "SUBORDINATION AGREEMENT" means the Subordination Agreement dated as of the January 30, 2003 among the Senior Lender, the Symphony Funds, as Holders of the then existing Notes, and the Collateral Agent, as amended, restated or supplemented from time to time in accordance with the terms thereof.

     "SUBSIDIARY" means with respect to any Person at any time, (a) any other Person the accounts of which would be consolidated with those of such first Person in its consolidated financial statements as of such time, and (b) any other Person (i) which is, at such time, Controlled by, or (ii) Capital Securities of which having ordinary voting power to elect a majority of the board of directors (or other persons having similar functions), or other ownership interest of which ordinarily constituting a majority voting interest, are at such time, directly or indirectly, owned or Controlled by, in the case of each of clauses (i) and (ii), such first Person or one or more of its Subsidiaries or by such first Person and one or more of its Subsidiaries. Unless otherwise expressly provided, all references herein to "Subsidiary" means a Subsidiary of the Company.

     "SYMPHONY EXCHANGE AGREEMENT" means that certain Securities Exchange Agreement dated as of January 30, 2003, by and among the Borrower, the Guarantor, the Symphony Funds identified on the signature pages thereto and the Collateral Agent.

     "TAX BENEFIT" is defined in Section 4.4.3.

     "TAXES" is defined in Section 4.4.1.

     "TERMINATION EVENT" means (a) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan; (b) the withdrawal of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate from a Benefit Plan during a plan year in which such entity was a "substantial employer" as defined in section 4001(a)(2) of ERISA; (c) the providing of notice of intent to terminate a Benefit Plan in a distress termination described in section 4041(c) of ERISA or the treatment of any amendment as a termination under section 4041(e) of ERISA; (d) the institution

                                       -11
by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan;
(e) any event or condition (i) that might constitute grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to section 4041A of ERISA; or (f) the partial or complete withdrawal within the meaning of sections 4203 and 4205 of ERISA, of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate from a Multiemployer Plan.

     "UCC" means the Uniform Commercial Code as in effect in The Commonwealth of Massachusetts.

     "U.S." means the United States of America.

     "WARRANT AGREEMENT" means the Amended and Restated Warrant and Registration Rights Agreement of even date herewith, between the Company and U.S. Bank National Association, as Warrant Agent, in substantially in the form of EXHIBIT B (as amended, modified or supplemented from time to time).

     "WARRANTS" is defined in the recitals hereto.

     "IN WRITING" means any form of written communication or a communication by means of telex, facsimile transmission, telegraph or cable.

     2.       PURCHASE AND SALE OF THE SECURITIES.

                 2.1.        PURCHASE AND SALE OF THE NOTES TO THE EXCHANGER.
Subject to the terms and conditions hereof, the Borrower agrees that it will issue and sell to the Exchanger, and the Exchanger agrees that it will acquire from the Borrower, on the Closing Date, Notes in the aggregate principal amount of $3,975,000.

                 2.2.        PURCHASE AND SALE OF THE WARRANTS TO THE EXCHANGER.
Subject to the terms and conditions hereof, the Borrower agrees that it will issue and sell to the Exchanger, and the Exchanger agrees that it will acquire from the Borrower, on the Closing Date, Warrants to purchase an aggregate 727,627 shares of Common Stock.

                 2.3. SUBSEQUENT EXCHANGES. From time to time after the Closing Date, the Company and any other holders of Convertible Notes who become party to this Agreement pursuant to the execution and delivery of a Joinder Agreement may exchange such Exchanging Holders' Convertible Notes for Notes and Warrants in accordance with the terms hereof and of such Joinder Agreement.

                 2.4. NOTE TERMS. Each Note issued pursuant to this Agreement to each Holder shall (a) be executed by the Borrower, (b) be payable to the order of such Holder and be dated the date of issuance thereof, (c) be in a stated principal amount of $3,975,000, in the case of the Exchanger, or in the stated amount set forth for such Holder in the applicable Joinder

                                       -12

Agreement, (d) mature on the Maturity Date, (e) bear interest as provided in
Section 3, and (f) be entitled to the benefits of this Agreement and the other Credit Documents.

                 2.5. FORM OF SECURITIES. Each Note or Warrant issued pursuant to this Agreement, as applicable, will be issued only in fully registered form and will initially be represented by a global note or global warrant (each a "GLOBAL SECURITY") registered in the name of the Depositary or its nominee, and delivered to the Fiscal Agent, as custodian for the Depositary and recorded in the book-entry system maintained by the Depositary (a "BOOK-ENTRY SECURITY"). No beneficial owner of an interest in the Notes or the Warrants issued pursuant to this Agreement will be entitled to receive a certificate representing such Note or Warrant, as applicable, except as provided in the Fiscal Agency Agreement or the Warrant Agreement, as applicable.

                 2.6. DEPOSITARY. The Depositary for the Notes and the Warrants shall initially be The Depository Trust Company and such Notes and Warrants shall be registered in the name of Cede & Co., its nominee, and shall bear a legend in substantially the following form:

              "Unless this Certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has any interest herein."

     The Depositary shall at all times be a "clearing corporation" as defined in section 8-102(3) of the UCC or any successor provision thereto.

                 2.7. PURCHASE PRICE FOR SECURITIES. The purchase price to the Exchanger for the Securities is the Convertible Notes being exchanged in connection herewith in the aggregate principal amount of $7,950,000. The purchase price to each other Exchanging Holder for the Securities purchased by it hereunder shall be the principal amount of Convertible Notes exchanged by such Exchanging Holder as set forth in the applicable Joinder Agreement.

                 2.8. CLOSING. Unless otherwise agreed among the Borrower and the Exchanger, the purchase and issuance of the Securities shall take place on the Closing Date at the offices of Bingham McCutchen LLP, 150 Federal Street, Boston, Massachusetts 02110, at 10:00 a.m., local time. On the Closing Date, the Borrower shall deliver the Securities to be issued by it to the Exchanger against delivery by the Exchanger of the consideration therefor. Any subsequent closings will take place at the dates (each, a "SUBSEQUENT CLOSING DATE") and places specified in the applicable Joinder Agreement.

     3.       INTEREST.

                                       -13

                 3.1. RATE OF INTEREST. The principal amount of each Note shall bear interest from January 30, 2003 until maturity (whether by acceleration or otherwise) at 11.5% per annum. Interest shall be payable in full in cash in accordance with Section 3.3.

                 3.2. DEFAULT INTEREST. All overdue principal, any premium on and, to the extent permitted by applicable law, overdue interest in respect of any Note shall bear interest at a rate per annum equal to 2% in excess of the interest rate otherwise applicable to such Note.

                 3.3. INTEREST ACCRUAL AND COMPUTATION. Interest shall accrue on each Note from and including the date of issuance thereof to but excluding the date of any repayment thereof and shall be payable in cash semi-annually in arrears on each Interest Payment Date, on any prepayment (on the principal amount prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand. All computations of interest hereunder shall be made on the actual number of days elapsed over a year of 360 days.

     4.       PAYMENTS.

                 4.1. PAYMENTS. All payments owing under this Agreement, any Note or any other Credit Document to a Holder shall be paid directly by the Borrower in immediately available funds by wire transfer to the Fiscal Agent for payment to the Holders pursuant to the Fiscal Agency Agreement. The Borrower shall cause all such amounts to be deposited with the Fiscal Agent not later than the Business Day immediately prior to the date on which such amounts are required to be paid to the Holders.

                 4.2. VOLUNTARY PREPAYMENTS. The Borrower shall have the right to prepay the Notes, in whole or in part, at any time and from time to time, prior to the Maturity Date. The Notes shall be prepaid at the following prepayment prices (expressed in percentages of the outstanding principal amount of the Note, as the case may be, being prepaid) plus accrued and unpaid interest on such prepaid principal amount to the prepayment date, MINUS the number of percentage points reflected by the product of (a) 10.1695 and (b) the difference between (i) the average closing trading price of the Common Stock for the five trading days immediately prior to, but not including, the date of such prepayment and (ii) the Common Stock price denoted below in the column titled "Minimum Common Stock Price" (the "NOTE PREPAYMENT PRICE"); PROVIDED, HOWEVER, that in no event shall the Note Prepayment Price be less than 100% of the outstanding principal amount of the Notes to be prepaid, plus accrued and unpaid interest on such principal amount to the prepayment date:

                                              PERCENTAGE OF      MINIMUM
                                              OUTSTANDING        COMMON
DATE OF PREPAYMENT                            PRINCIPAL AMOUNT   STOCK PRICE
------------------                            ----------------   -----------

After                Prior To and Including
-----                ----------------------
January 15, 2003     July 15, 2003                123.0000%        $  2.25
July 15, 2003        January 15, 2004             117.2500%        $  3.50
January 15, 2004     July 15, 2004                111.5000%        $  4.25
July 15, 2004        January 15, 2005             105.7500%        $  5.00

                                       -14

Each prepayment under this Section 4.2 shall be made on the following terms and conditions: (a) the Borrower shall give each Holder written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Notes and the amount of such prepayment, which notice shall be given by the Borrower at least 30 days prior to the date of such prepayment, (b) each partial prepayment shall be in an aggregate principal amount of at least $100,000, and
(c) each prepayment shall be allocated PRO RATA among all the Holders holding the Notes being prepaid.

                 4.3.        MANDATORY PREPAYMENTS.

                             4.3.1. Subject to Section 4.3.2, upon receipt of
any Net Asset Sale Proceeds in excess of $250,000 (or, if a Default or an Event of Default shall then exist, regardless of amount) by the Borrower or any of its Subsidiaries, which in each such case does not result in a Change of Control, the Borrower shall, within one Business Day, pay (or cause its Subsidiary receiving such proceeds to pay) to the Holders as a prepayment of the Notes to be applied as provided in this Section 4.3 an amount determined by the Borrower that is the lesser of (a) the amount of such Net Asset Sale Proceeds and (b) the Aggregate Prepayment Amount (excluding any portion of such Net Asset Sale Proceeds which so long as no Default or Event of Default exists, (x) in the case of proceeds of business interruption insurance, is used in the ordinary course of the Borrower's and its Subsidiaries' business and (y) in the case of proceeds of casualty insurance, is applied for the purpose of replacing, repairing, restoring or rebuilding the relevant tangible property).

                             4.3.2. Upon a Change of Control, the Borrower
shall, within one Business Day, make an offer to prepay all of the Notes then outstanding at the Note Prepayment Price set forth in Section 4.2.

                             4.3.3. All prepayments pursuant to this Section 4.3
shall be applied PRO RATA among the Holders holding the Notes being prepaid.

                             4.3.4. Notwithstanding anything to the contrary in
this Agreement or the Symphony Exchange Agreement, in no event shall the Borrower be required to make any prepayments pursuant to this Section 4.3 and
Section 4.3 of the Symphony Exchange Agreement in connection with a particular sale or disposition of assets by the Borrower in an aggregate amount in excess of the Net Asset Proceeds of such sale or disposition of assets.

                 4.4.        NET PAYMENTS.

                             4.4.1. All payments made by the Company hereunder
or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.4.2, all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding any tax imposed on or measured by the net income or net profits, or franchise taxes imposed in lieu of net income or

                                       -15
net profit taxes, of a Holder pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Holder, is located or any subdivision thereof) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "TAXES"). Subject to Section 4.4.2, if any Taxes are so levied or imposed, the Borrower agrees to pay promptly the full amount of such Taxes. The Borrower will furnish to the affected Holder within 60 days (or as soon thereafter as available) after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Borrower or, if such receipts are not obtainable, other evidence of such payments by the Borrower reasonably satisfactory to such affected Holder. The Borrower agrees to indemnify and hold harmless each Holder, and reimburse such Holder within 30 days after its written request, for the amount of any Taxes so levied or imposed and paid by such Holder.

                             4.4.2. If any Holder is not created or organized
in, or under the laws of, the United States of America or any state thereof, such Holder shall deliver to the Borrower such duly executed forms and statements from time to time as may be necessary so that such Holder is entitled to receive payments of the Obligations payable to it without deduction or withholding of any United States federal income taxes, to the extent such exemption is available to such Holder. If no such exemption is available at the time a Holder acquires any Note (or any beneficial interest therein) or if at any time the Borrower has not received all forms and statements (including any renewals thereof) required to be provided by any Holder pursuant to this Section 4.4.2, Section 4.4.1 above shall not apply with respect to any amount of United States federal income taxes required to be withheld from payments of the Obligations to such Holder.

                             4.4.3. If the Borrower pays any additional amount
under this Section 4.4 to a Holder and such Holder determines in its sole and absolute discretion that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its Tax liabilities in or with respect to the taxable year in which the additional amount is paid (a "TAX BENEFIT"), such Holder shall promptly, but in no event later than 30 days following the receipt of any such refund or 30 days following the earlier of the filing of the applicable Tax return or the payment of the applicable Taxes, pay to the Borrower an amount that such Holder shall, in its sole and absolute discretion, determine is equal to the net benefit, after tax, which was obtained by the Holder in such year as a consequence of such Tax Benefit; PROVIDED, HOWEVER, that (a) any Holder may determine, in its sole and absolute discretion consistent with the policies of such Holder, whether to seek a Tax Benefit; (b) any Taxes that are imposed on a Holder as a result of a disallowance or reduction (including through the expiration of any tax credit carryover or carryback of such Holder that otherwise would not have expired) of any Tax Benefit with respect to which such Holder has made a payment to the Borrower pursuant to this Section 4.4.3 shall be treated as a Tax for which the Borrower is obligated to indemnify such Holder pursuant to this Section 4.4 without any exclusions or defenses; (c) nothing in this Section 4.4.3 shall require any Holder to disclose any confidential information to the Borrower (including its tax returns); and (d) no Holder shall be required to pay any amounts pursuant to this Section 4.4.3 at any time when a Default or Event of Default exists.

                                       -16

     5. CONDITIONS PRECEDENT TO THE PURCHASE OF THE SECURITIES. The obligations of the Exchanger to purchase and pay for the Securities as of the Closing Date, and of any additional Exchanging Holders to purchase and pay for any Securities as of a Subsequent Closing Date, are subject to the satisfaction, prior to or on the Closing Date or such Subsequent Closing Date, as the case may be, of the following conditions:

                 5.1.        ISSUANCE OF SECURITIES; CONTEMPORANEOUS INVESTMENT.
(a) The Effective Date shall have occurred, (b) there shall have been delivered to the Depositary a Note executed by the Borrower in the amount, maturity and as otherwise provided herein, and (c) there shall have been delivered to the Depositary a Warrant to purchase the number of shares of Common Stock as provided herein.

                 5.2.        CORPORATE PROCEEDINGS.

                 (a) The Exchanging Holder shall have received a certificate from the Borrower and such other Obligors requested by the Exchanging Holder, dated the Closing Date or such Subsequent Closing Date, signed by the chairman, a vice chairman, the president, any vice president or representative director of such Obligor in the form of EXHIBIT 5.2 with appropriate insertions and deletions, together with (i) copies of the certificate of incorporation, by-laws or other organizational documents of each such Obligor, (ii) the resolutions of each Obligor referred to in such certificate and all of the foregoing (including each such certificate of incorporation and by-laws) shall be in form and substance reasonably satisfactory to the Exchanging Holder and (iii) a certification that all of the applicable conditions precedent set forth in Sections 5.2, 5.4, 5.5 and
     5.6 shall have been satisfied as of such date.

                 (b) On the Closing Date or such Subsequent Closing Date, all corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and each other Document shall be reasonably satisfactory in form and substance to the Exchanging Holder, and the Exchanging Holder shall have received all information and copies of all certificates, documents and papers, including good standing certificates and any other records of corporate proceedings and governmental approvals, if any, which the Exchanging Holder may have reasonably requested in connection therewith, such documents and papers, where appropriate, to be certified by proper corporate or governmental authorities.

                 5.3. MATERIAL ADVERSE EFFECT, ETC. From September 30, 2002 to the Closing Date, nothing shall have occurred (and the Exchanging Holder shall not have become aware of any facts or conditions not previously known) which the Exchanging Holder shall determine has, or is reasonably likely to have, (a) a material adverse effect on the rights or remedies of the Holders or the Exchanging Holder hereunder or under any other Document, or on the ability of the Obligors taken as a whole to perform their obligations under the Documents or (b) a Material Adverse Effect.

                                       -17

                 5.4. LITIGATION. There shall be no actions, suits or proceedings pending or threatened (a) with respect to any Document or (b) which the Exchanger shall determine is reasonably likely to have (i) a Material Adverse Effect or (ii) a material adverse effect on the rights or remedies of the Holders or the Exchanging Holder hereunder or under any other Document or on the ability of the Obligors taken as a whole to perform their obligations under the Documents.

                 5.5. APPROVALS. The Obligors shall have received all authorizations, consents, approvals, licenses, franchises, permits and certificates by or of all governmental and third parties, in each case necessary for the issuance of the Securities and for the execution and delivery of the Documents to which they are parties, and all of the foregoing shall be in full force and effect on the Closing Date or such Subsequent Closing Date, as the case may be.

                 5.6. GUARANTEE. The Borrower and each Domestic Subsidiary (other than Ivanet, LLC and iBasis Holdings, Inc.) in existence on the Closing Date or such Subsequent Closing Date, as the case may be, shall have duly authorized, executed and delivered a Guarantee in the form of EXHIBIT 5.6 with respect to the Notes (as modified, amended or supplemented from time to time in accordance with the terms hereof and thereof, the "GUARANTEE"), and each Guarantee shall be in full force and effect.

                 5.7. COLLATERAL DOCUMENTS. Each Obligor, as appropriate, shall have duly authorized, executed and delivered to the Exchanging Holder each of the Collateral Documents, together with such other agreements and documents contemplated thereunder, each in form and substance reasonably satisfactory to the Exchanging Holder. The Exchanging Holder shall have received evidence that all actions necessary or, in the reasonable opinion of the Exchanging Holder, desirable, to perfect the security interests created by each of the Collateral Documents have been taken.

                 5.8. FISCAL AGENCY AGREEMENT. The Fiscal Agency Agreement shall have been duly executed and delivered by the parties thereto.

                 5.9. WARRANT AGREEMENT. The Warrant Agreement shall have been duly executed and delivered by all of the parties thereto.

                 5.10. INTERCREDITOR AGREEMENT. The Intercreditor Agreement shall have been duly executed and delivered by all of the parties thereto.

                 5.11. DTC ELIGIBILITY. The Notes and Warrants shall have become eligible for DTC book-entry delivery services.

                 5.12. CUSIP NUMBER. The Borrower shall have obtained CUSIP Numbers for each of the Notes and the Warrants.

                 5.13. CAPITALIZATION. The Company shall deliver evidence furnished by Equiserve as to the authorized and issued and outstanding Common Stock of the Company as of the Closing Date.

                                       -18

                 5.14. SENIOR LENDER POSSESSION OF STOCK CERTIFICATES. The Senior Lender (or its agent) shall have taken physical possession of the stock or other certificates representing (i) all issued and outstanding equity of each Domestic Subsidiary and (ii) 65% of the issued and outstanding equity of each Foreign Subsidiary, together in each case with appropriate undated stock or other transfer powers, duly executed by the holder of such equity in blank.

                 5.15. NO DEFAULT; REPRESENTATIONS AND WARRANTIES. On the Closing Date or such Subsequent Closing Date, as the case may be, and after giving effect to the transactions contemplated hereby or by applicable Joinder Agreement, (a) there shall exist no Default or Event of Default and (b) all representations and warranties made by any Obligor contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date.

                 5.16. ACCRUED INTEREST UNDER CONVERTIBLE NOTES. On the Closing Date or such Subsequent Closing Date, as the case may be, the Borrower shall have paid to the Exchanging Holder an amount in cash equal to the amount of accrued and unpaid interest on the Convertible Notes being surrendered in exchange pursuant to Section 2.7 as of January 30, 2003 (with it being agreed by the Borrower and the Exchanging Holder that no payment shall be due with respect to any interest accrued or accruing on such surrendered Convertible Notes after January 30, 2003).

     All of the certificates, legal opinions and other documents and papers referred to in Section 5, unless otherwise specified, shall be delivered to the Exchanging Holder and shall be reasonably satisfactory in form and substance to the Exchanging Holder.

     6. FEES. The Borrower shall have paid to the Exchanger and its representatives all reasonable costs, fees and expenses, and all other compensation contemplated by this Agreement and the other Documents (including reasonable legal fees and expenses); PROVIDED, HOWEVER, that the Borrower's reimbursement obligations pursuant to this Section 6 shall not exceed, in the aggregate, $10,000.

     7. REPRESENTATIONS AND WARRANTIES OF THE OBLIGORS. In order to induce the Exchanging Holders and the Collateral Agent to enter into this Agreement and to purchase the Securities, each of the Obligors jointly and severally makes the following representations and warranties, all of which shall survive the execution and delivery of this Agreement and the purchase of the Securities:

                 7.1. CORPORATE STATUS. Each Obligor and each of its Subsidiaries (a) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its organization and has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (b) has duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified and where the failure to be so qualified is reasonably likely to have a Material Adverse Effect.

                                       -19

                 7.2. CORPORATE POWER AND AUTHORITY. Each Obligor has the corporate power and authority to execute, deliver and perform its obligations under each of the Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Documents to which it is a party. Each Obligor has duly executed and delivered to the Exchanging Holders each Document to which it is a party and each such Document constitutes the legal, valid and binding obligation of such Person enforceable in accordance with its terms.

                 7.3. NO VIOLATION. Neither the execution, delivery and performance by any Obligor of the Documents to which it is a party nor compliance with the terms and provisions thereof (a) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, except as would not have a Material Adverse Effect, (b) will conflict or be inconsistent with or result in any breach of, any of the material terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Obligor pursuant to the terms of, any indenture, mortgage, deed of trust, agreement or other instrument to which such Person is a party or by which it or any of its property or assets are bound or to which it may be subject or (c) will violate any provision of the certificate of incorporation, by-laws or other organizational document of such Obligor.

                 7.4. CAPITALIZATION. As of January 30, 2003, the authorized capital stock of the Company consists of 85,000,000 shares of Common Stock, of which 45,785,055 are issued and outstanding as of the Closing Date. As of the Closing Date, (i) 2,542,035 of Common Stock were reserved for future issuance pursuant to outstanding options issued by the Company, (ii) 337,500 shares of Common Stock were reserved for future issuance pursuant to outstanding warrants issued by the Company and (iii) 1,027,397 shares of Common Stock were reserved for future issuance upon conversion of the Convertible Notes. Except as set forth above and for the exercise rights of the Warrants and the conversion rights of the Convertible Notes, after giving effect to the transactions contemplated by this Agreement, and except as set forth on SCHEDULE 7.4, there will be no other outstanding options, warrants, rights (including conversion or preemptive rights) or any agreement for the purchase or acquisition from the Company of any shares of the Company's capital stock or voting agreements with respect to equity of the Company. All shares of the capital stock of the Company subject to issuance as aforesaid, including the Warrants, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable. There are no obligations, contingent or otherwise, of the Company to repurchase, redeem or otherwise acquire any shares of Common Stock or to provide funds to or make any investment (in the form of a loan, capital contribution, guaranty or otherwise) in any other entity. None of the outstanding shares of capital stock of the Company were issued in violation of the Securities Act or any state securities laws.

                 7.5. LITIGATION. Except as disclosed in the SEC Reports, no actions, suits or proceedings are pending or, to the best of each Obligor's knowledge, threatened that are reasonably likely to have (a) a Material Adverse Effect or (b) a material adverse effect on the

                                       -20
rights or remedies of the Holders or the Exchanging Holders or on the ability of the Obligors taken as a whole to perform their obligations under the Documents.

                 7.6. MARGIN REGULATIONS. Neither the sale of any Securities, nor the use of the proceeds thereof, will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System and no part of the proceeds from the sale of the Securities will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock.

                 7.7. GOVERNMENTAL APPROVALS. Except for any required filings and recordings which have been made and are in full force and effect, no order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required in connection with (a) the execution, delivery and performance of any Document or (b) the legality, validity, binding effect or enforceability of any Document.

                 7.8. INVESTMENT COMPANY ACT. None of the Obligors is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940.

                 7.9. PUBLIC UTILITY HOLDING COMPANY ACT. None of the Obligors is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935.

                 7.10. CONFORMITY TO SECURITIES ACT AND EXCHANGE ACT; NO MISSTATEMENT OR OMISSION. Each of the SEC Reports as of the date it was filed with the SEC in the case of filings under the Exchange Act or declared effective in the case of the Registration Statements, complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act and the respective rules and regulations of the SEC thereunder and did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading.

                 7.11. FINANCIAL CONDITION; FINANCIAL STATEMENTS. The financial statements and supporting schedules included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, and in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002 and in any Registration Statements or other SEC Reports, in each case filed with the SEC, are complete and correct in all material respects and present fairly the consolidated financial position of the Company and its Subsidiaries as of the dates specified and the consolidated results of their operations for the periods specified, in each case, in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved, except as indicated therein or in the notes thereto.

                                       -21

                 7.12. NO MATERIAL ADVERSE CHANGES. Since September 30, 2002 and except in connection with the exchange consummated pursuant to the Symphony Exchange Agreement and the exchanges contemplated by this Agreement,
(a) there has been no Material Adverse Effect; (b) except as contemplated by this Agreement or described in the SEC Reports, there has been no transaction entered into by the Company or any of its Subsidiaries other than transactions in the ordinary course of business or transactions which would not, individually or in the aggregate, have a Material Adverse Effect; (c) there have not been any changes in the Borrower's authorized capital or, other than the borrowing made by the Borrower under the Senior Loan Agreement, any material increases in the debt of the Borrower and its Subsidiaries taken as a whole; and (d) there has been no actual or, to the knowledge of the Borrower, threatened revocation of, or default under, any material contract to which the Borrower or any of its Subsidiaries is a party, except as would not have a Material Adverse Effect.

                 7.13. TAX RETURNS AND PAYMENTS. Each of the Borrower and each of its Subsidiaries has filed all federal income tax returns and all other material domestic and foreign tax returns required to be filed by it and has paid all material taxes and assessments payable by it which have become due, except for those contested in good faith and adequately reserved against (in the good faith determination of the Borrower), all of which, to the extent outstanding on the Closing Date, have been disclosed by the Company in the SEC Reports. Each of the Borrower and each of its Subsidiaries has paid, or has provided adequate reserves (in the good faith judgment of the Borrower) for the payment of, all material federal, state and foreign taxes that are not yet due and payable for all fiscal years, including the current fiscal year, to date. No action, suit, proceeding, investigation, audit or claim is now pending or, to the knowledge of the Borrower or its Subsidiaries, threatened by any authority regarding any taxes relating to the Borrower or any of its Subsidiaries which is reasonably likely to have a Material Adverse Effect. As of the Closing Date, neither the Borrower nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Borrower or any of its Subsidiaries.

                 7.14. SUBSIDIARIES. As of the Closing Date, the Company has no directly held Subsidiary other than iBasis Global, iBasis Securities Corporation, and iBasis Speech Solutions, Inc., and such Subsidiaries have no Subsidiaries other than those listed on SCHEDULE 7.14.

                 7.15. INTELLECTUAL PROPERTY. The Borrower and each of its Subsidiaries have obtained all material patents, trademarks, service marks, trade names, copyrights, licenses and other rights, free from materially burdensome restrictions, that are necessary for the operation of their businesses taken as a whole as presently conducted, except for those for which the failure to obtain is not reasonably likely to have a Material Adverse Effect.

                 7.16. PROPERTIES. The Borrower and each of its Subsidiaries have good and valid title to all material properties owned by them, including all such properties reflected in their balance sheets included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002, free and clear of all Liens, other than (a) as referred to in such balance sheet or in the notes thereto or (b) otherwise permitted by Section 9.10.

                                       -22

                 7.17. LABOR RELATIONS. No Obligor is engaged in any unfair labor practice that is reasonably likely to have a Material Adverse Effect. No unfair labor practice complaint is pending against any Obligor or, to the best of its knowledge, threatened against any of them, before the National Labor Relations Board or similar foreign labor relations authority, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against any Obligor or, to the best of its knowledge, threatened against any of them. No strike, labor dispute, slowdown or stoppage is pending against any Obligor or, to the best of its knowledge, threatened against any Obligor. No union representation question exists with respect to the employees of any Obligor and no union organizing activities are taking place, except with respect to any matter specified above, either individually or in the aggregate, which is not reasonably likely to have a Material Adverse Effect.

                 7.18.       COMPLIANCE WITH STATUTES, ETC.

                     7.18.1. Each Obligor is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental authorities, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such non-compliance as is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

                     7.18.2. Except as has been disclosed by the Company in the SEC Reports, no Obligor has (a) any material liability of which any Obligor has knowledge or reasonably should have knowledge in connection with any release, generation, storage, use, transportation, disposal or other handling of any hazardous or toxic waste, substance or constituent material into the environment, or (b) received any written notice, letter or other indication of potential liability arising from the release, generation, storage, use, transportation, disposal or other handling of any hazardous or toxic waste, substance or constituent material into the environment.

                     7.18.3. To the best of each Obligor's knowledge, except as has been disclosed by the Company in the SEC Reports, none of the operations of the Company or any of its Subsidiaries is the subject of any federal or state or foreign investigation evaluating whether such Person disposed of any hazardous or toxic waste, substance or constituent material at any site that may require remedial action, or any federal or state or foreign investigation evaluating whether any remedial action is needed to respond to a release of any hazardous or toxic waste, substance or constituent material into the environment.

                 7.19. ERISA. Neither the Borrower, any Subsidiary of the Borrower nor any ERISA Affiliate maintains or contributes to any Plan other than those listed on SCHEDULE 7.19.

     8. EXCHANGING HOLDER REPRESENTATIONS. Each Exchanging Holder, severally but not jointly, represents and warrants only as to itself as follows:

                                       -23

                 8.1. AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by it of this Agreement and any Joinder Agreement, as applicable,: (a) is within its power and authority and has been duly authorized by all necessary action and (b) does not contravene the terms of its organizational documents or any amendment thereof.

                 8.2. BINDING EFFECT. This Agreement and the applicable Joinder Agreement, as the case may be, has been duly executed and delivered by it and this Agreement and such Joinder Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

                 8.3. NO LEGAL BAR. The execution, delivery and performance of this Agreement and the applicable Joinder Agreement, as the case may be, by it will not violate any Requirement of Law applicable to it.

                 8.4. PURCHASE FOR OWN ACCOUNT. The Securities to be acquired by it pursuant to this Agreement are being acquired for its own account and with no intention of distributing or reselling such securities or any part thereof in any transaction that would violate the securities laws of the United States of America, or any state thereof, without prejudice, however, to its right at all times to sell or otherwise dispose of all or any part of its Securities, under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act, and subject, nevertheless, to the disposition of its property being at all times within its control.

                 8.5. ACCREDITED INVESTOR. Such Exchanging Holder is an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act, by virtue, INTER ALIA, of its being a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Warrants or the shares of Common Stock issuable upon exercise of the Warrants, with total assets in excess of $5,000,000.

                 8.6. RESTRICTED SECURITIES. Such Exchanging Holder understands that the Warrants acquired by it may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Warrants or an available exemption from registration under the Securities Act, the Warrants must be held indefinitely. In the absence of a registration statement covering the Warrants, such Exchanging Holder will sell, transfer or otherwise dispose of the Warrants only in a manner consistent with its representations and agreements set forth herein.

                 8.7. FINANCIAL CONDITION. Such Exchanging Holder's financial condition is such that it is able to bear the risk of holding the Securities acquired by it for an indefinite period of time and can bear the loss of its entire investment in the Securities.

                 8.8. EXPERIENCE. Such Exchanging Holder has such knowledge and experience in financial and business matters and in making high-risk investments of the type such as the

                                       -24

Securities that it is capable of evaluating the merits and risks of the acquisition of the Securities.

                 8.9. LEGEND. Such Exchanging Holder understands that the certificates evidencing the Securities may bear a legend substantially in the following form:

     "[THIS SECURITY] [THE NOTE EVIDENCED HEREBY] HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS [SECURITY] [NOTE] EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR (C) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER) AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS [SECURITY] [NOTE] IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND."

                 8.10. SUBORDINATION LEGENDS. Such Exchanging Holder understands that the Notes will bear legends substantially in the following form:

     "THE TERMS OF THIS NOTE ARE SUBJECT TO THAT CERTAIN SUBORDINATION AGREEMENT DATED AS OF JANUARY 30, 2003, AMONG SILICON VALLEY BANK, THE CREDITORS NAMED THEREIN AND U.S. BANK NATIONAL ASSOCIATION, AS COLLATERAL AGENT AND FISCAL AGENT, AS THE SAME MAY BE AMENDED, MODIFIED OR SUPPLEMENTED FROM TIME TO TIME."

     "THE TERMS OF THIS NOTE ARE FURTHER SUBJECT TO THAT CERTAIN COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT DATED AS OF FEBRUARY 21, 2003, AMONG THE SYMPHONY FUNDS NAMED THEREIN, THE EXCHANGING HOLDERS NAMED THEREIN AND U.S. BANK NATIONAL ASSOCIATION, AS COLLATERAL AGENT, AS THE SAME MAY BE AMENDED, MODIFIED OR SUPPLEMENTED FROM TIME TO TIME."

                 8.11. ERISA. No part of the funds used by it to purchase the Securities hereunder constitutes assets of an "employee benefit plan" (as defined in section 3(3) of ERISA) or "plan" (as defined in section 4975 of the
Code).

                 8.12. BROKER'S, FINDER'S OR SIMILAR FEES. No brokerage commissions, finder's fees or similar fees or commissions are payable in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with it or any action taken by it. Such Exchanging Holder hereby indemnifies each other party against and

                                       -25
agrees that it will hold each such party harmless from any claim, demand or liability for any such brokerage commissions, finder's fees or similar fees or commissions alleged to have been incurred by such Exchanging Holder with respect to the transactions contemplated hereby.

                 8.13. GOVERNMENTAL AUTHORIZATION; THIRD PARTY CONSENT. No approval, consent, compliance, exemption, authorization or other action by, or notice to or filing with, any Governmental Authority or any other Person in respect of any Requirement of Law, and no lapse of a waiting period under a Requirement of Law, is required in connection with the execution, delivery or performance by it of this Agreement or the transactions contemplated hereby.

                 8.14. NO SOLICITATION. Each Exchanging Holder hereby acknowledges and agrees that it was not solicited to exchange its Convertible Notes by the Borrower or any agent of the Borrower. Each Exchanging Holder hereby further acknowledges and agrees that it initiated the negotiations that have led to the execution and delivery of this Agreement and any Joiner Agreement and the closing of the transactions contemplated hereby or thereby.

                 8.15. ACCESS TO INFORMATION; UNDUE PRESSURE. Each Exchanging Holder hereby acknowledges and agrees that it had sufficient access to adequate information relevant to this Agreement and the transactions contemplated hereby and has had ample time to negotiate the terms of this Agreement or the applicable Joinder Agreement, as the case may be, and consider its investment decision regarding the exchange of the Convertible Notes for new Securities as contemplated hereby or thereby. In addition, each Exchanging Holder hereby further acknowledges and agrees that at no time during the negotiation or execution of this Agreement was such Exchanging Holder told that any counter-offer made by the Borrower was scheduled to expire by any particular date. Furthermore, such Exchanging Holder hereby further acknowledges and agrees that it has not experienced any pressure from the Borrower or any of its Affiliates or agents to exchange its Convertible Notes for new Securities.

                 8.16. NO MINIMUM EXCHANGE. Each Exchanging Holder hereby acknowledges and agrees that it understands that the execution of this Agreement and the closing of the transactions contemplated hereby, including the exchange of the Convertible Notes, is not contingent upon the exchange of a minimum number or aggregate principal amount of Convertible Notes.

                 8.17. EXCHANGING HOLDERS SUBJECT TO SUBORDINATION AGREEMENT, INTERCREDITOR AGREEMENT, ETC. Each Exchanging Holder hereby acknowledges and agrees, including each Exchanging Holder who is a party to a Joinder Agreement (who by the execution and delivery thereof shall be deemed to acknowledge and agree), that it shall be bound by and subject to the terms of the Subordination Agreement and the other Credit Documents, as each of the same may be amended, modified or supplemented in accordance with its terms from time to time. Without limiting the foregoing, each Exchanging Holder who is a party to a Joinder Agreement shall, by the execution and delivery thereof, be deemed to become a party to this Agreement and to the Intercreditor Agreement.

                                       -26

     9. CONTINUING COVENANTS. The Borrower covenants and agrees that for so long as this Agreement is in effect and until each of the Notes and all other Obligations incurred hereunder are paid in full, the Borrower will comply with the following provisions and make the following representations and warranties:

                 9.1. NEWLY CREATED ENTITY. The Borrower shall (a) cause any newly created Domestic Subsidiary (or any existing Domestic Subsidiary that is not presently a Guarantor, but whose assets have a fair market value exceeding $1,000,000) to become a Guarantor and pledge its assets (including its stock) to secure the Obligations hereunder and (b) use reasonable efforts to pledge all of its interest in a newly created joint venture to secure the Obligations hereunder.

                 9.2. SEC FILINGS AND REPORTS. The Company will timely file all documents required to be filed with the SEC pursuant to section 13 or 15 of the Exchange Act, and shall provide to the Collateral Agent within one day of making any filing with the SEC copies, copies of all such documents, including all financial statements of the Company filed with the SEC, and all supplemental information packages given to securities analysts or investors.

                 9.3. REPURCHASE OF CONVERTIBLE SUBORDINATED NOTES. Other than in connection with an exchange of Convertible Notes at an exchange rate less than or equal to (a) $0.50 of principal amount of each new note to be issued in connection therewith and (b) warrants to purchase 0.101695 shares of Common Stock to be issued in connection therewith in exchange for each $1 of principal amount of Convertible Notes to be exchanged, whereby any new securities issued by the Borrower in connection with such exchange are not senior to the Securities and do not otherwise have terms (taken as a whole) more favorable to the holders thereof than the terms governing the Securities (a "PERMITTED EXCHANGE"), from and after the Closing Date, except as contemplated by this Agreement, the Borrower shall not repay principal of any outstanding Convertible Note, and shall not repurchase or otherwise acquire (including in any exchange or other acquisition of Convertible Notes in whole or in part for other debt securities) any outstanding Convertible Note, at a purchase price greater than 35% of the outstanding principal amount of such Convertible Note.

                 9.4. EXCHANGE OF CONVERTIBLE NOTES. In addition to the limitations set forth in Section 9.3, prior to July 30, 2003, the Borrower shall not effect any exchange of Convertible Notes other than pursuant to Permitted Exchanges for up to the Maximum Exchange Amount of Convertible Notes. Any new securities issued by the Company pursuant to a Permitted Exchange shall be in minimum denominations of $1,000 principal amount and integral multiples in excess thereof. The Borrower shall not effect any exchange of Convertible Notes for new debt securities to be issued by the Borrower or any Affiliate of the Borrower after July 30, 2003.

                 9.5. NON-PUBLIC INFORMATION. Except, in accordance with, or as required by, the Credit Documents, Borrower will not furnish to any Holder or any Exchanging Holder any non-public, confidential information regarding the Company or any of its Subsidiaries.

                                       -27

                 9.6. INSURANCE. The Borrower shall, at all times insure all of the tangible Credit Security and carry such other business insurance in such form and amounts as are customary and necessary for the operation of its business, and the Borrower shall provide evidence of such insurance to the Collateral Agent, of which evidence the Collateral Agent shall provide copies to any Holder upon its written request therefor. All such insurance policies shall name the Collateral Agent as an additional loss payee, and shall contain a lenders loss payee endorsement in form reasonably acceptable to the Collateral Agent.

                 9.7. LITIGATION COOPERATION. Should any suit or proceeding be instituted by or against the Holders, the Exchanging Holders or the Collateral Agent by a third party with respect to any Credit Security or in any manner relating to the Borrower, the Borrower shall, without expense to the Holders, the Exchanging Holders or the Collateral Agent, make available the Borrower and its officers, employees and agents and the Borrower's books and records, to the extent that the Holders or the Exchanging Holders, as applicable, may deem them reasonably necessary in order to prosecute or defend any such suit or proceeding by such third party.

                 9.8. BANKING RELATIONSHIP. In order for the Holders to properly monitor their arrangement with the Borrower, the Borrower shall at all times during the term of this Agreement maintain all of its depository, operating and securities accounts at institutions which are have agreed to a form of deposit account control agreement reasonably acceptable to the Holders.

                 9.9. SUBORDINATION OF INSIDE DEBT. All present and future Indebtedness of the Company to its officers, directors and shareholders other than to any lender under the Credit Facility ("INSIDE DEBT") shall, at all times, be subordinated to the Obligations pursuant to a subordination agreement on in form and substance satisfactory to the Required Holders. The Company represents and warrants that there is no Inside Debt presently outstanding. Prior to incurring any Inside Debt in the future, the Company shall cause the person to whom such Inside Debt will be owed to execute and deliver to the Holders and the Collateral Agent a subordination agreement in form and substance satisfactory to the Holders and the Collateral Agent.

                 9.10. SUBORDINATION AGREEMENTS. The Borrower represents and warrants that, other than the Senior Loans, the Convertible Notes, the Notes and indebtedness secured by Permitted Liens or otherwise incurred in the ordinary course of business, the Borrower has no Indebtedness for money borrowed. Prior to incurring any additional indebtedness, other than in connection with the Credit Facility or pursuant to any exchange of Convertible Notes for new securities in a transaction not prohibited by Section 9.4, the Borrower shall cause each new creditor to execute and deliver to the Holders and the Collateral Agent a subordination agreement subordinating to the Obligations the Indebtedness of the Borrower to any such creditor. The Borrower represents that none of the existing subordinated debt outstanding under the Convertible Notes Indenture is currently secured by any assets or property of the Borrower. In addition, as further described in Section 10, the Borrower covenants that at no time will any of the subordinated debt be secured by its assets or property. Notwithstanding the foregoing, the Convertible Notes may be exchanged for new securities pursuant to transactions

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

not prohibited by Section 9.3 or Section 9.4, and such Indebtedness shall be permitted hereunder and Liens securing such Indebtedness shall automatically be deemed a "Permitted Lien" hereunder. The Borrower acknowledges and agrees that the Obligations are and shall at all times constitute "Designated Senior Indebtedness" of the Borrower with respect to each of its subordinated creditors, including, without limitation, those subordinated creditors party to, or who are entitled to the benefits of, the Convertible Notes Indenture. The Borrower hereby represents, warrants and certifies that it has, on or about the date hereof, delivered to the Trustee under the Convertible Notes Indenture a notice in accordance with the terms of the Convertible Notes Indenture to confirm that the Obligations constitute Designated Senior Indebtedness thereunder. The Borrower hereby agrees that it will not materially modify any of the terms and conditions of the Convertible Notes Indenture without the Required Holders' prior written consent in each instance. Other than in connection with any exchange of Convertible Notes for new securities in transactions not prohibited by Section 9.3 or Section 9.4, the Borrower shall not make any payments of any kind (including, without limitation, pursuant to section 13.1 of the Convertible Notes Indenture) to, or for the benefit of, any of the subordinated debt holders or the Trustee under the Convertible Notes Indenture without the prior written consent of the Required Holders in each instance; PROVIDED, HOWEVER, that the Company shall be permitted to pay the compensation expenses of the Trustee (as such term is defined in the Convertible Notes Indenture) in accordance with section 8.6 of the Convertible Notes Indenture, and prior to the occurrence of an Event of Default, the Company may make regularly scheduled payments of interest in accordance with the terms of the Convertible Notes Indenture and may consummate one or more exchanges of Convertible Notes pursuant to transactions not prohibited by Section 9.3 or
Section 9.4.

                 9.11. FURTHER ASSURANCES. The Borrower agrees, at its expense, on request by any of the Holders, to execute all documents and take all actions, as the Holders or the Collateral Agent may deem reasonably necessary or useful in order to perfect and maintain the Holders' perfected security interest in the Credit Security, and in order to fully consummate the transactions contemplated by this Agreement.

     10. CONTINGENT COVENANTS. The Borrower makes the following representations and warranties and covenants and agrees that, following the termination or material modification (in the reasonable discretion of the Required Holders) of the Senior Loan Agreement (PROVIDED, HOWEVER, that neither a refinancing or renewal of such Indebtedness incurred pursuant to the Senior Loan Agreement of up to $40,000,000 nor any amendment or modification to the financial covenants contained in the Senior Loan Agreement shall, in and of itself, constitute a termination or material modification of the Senior Loan Agreement), for so long as this Agreement is in effect and until each of the Notes and all other Obligations incurred hereunder are paid in full, the Borrower shall not, without the Required Holders' prior written consent (which consent will not be unreasonably withheld or delayed), do any of the following:
(i) merge or consolidate with another corporation or entity if such merger or consolidation results in a Change of Control; PROVIDED, HOWEVER, that iBasis Global and the Guarantor may (x) merge into the Company or (y) merge together;
(ii) acquire any assets, except in the ordinary course of business; (iii) enter into any other transaction outside the ordinary course of business; (iv) sell or transfer any Credit Security, except for the sale of finished Inventory in the ordinary course of the Borrower's business, and except for the sale of obsolete or unneeded Equipment in the ordinary course of

                                       -29
business; (v) store any Inventory or other Credit Security with any warehouseman or other third party other than in the ordinary course of business; (vi) other than the sale of finished Inventory in the ordinary course of Borrower's business in accordance with Section 10(iv) above, sell any Inventory on a sale-or-return, guaranteed sale, consignment, or other contingent basis; (vii) other than as permitted by the Senior Loan Agreement or the Security Agreement or pursuant to transactions not prohibited by Section 9.4, use any of its assets as security for any Indebtedness; (viii) other than travel advances and similar loans to employees made in the ordinary course of business and the payment of salaries and the granting of other employee benefits in the ordinary course of business, make any loans of any money or transfer any of its assets, including loans and transfers to its Affiliates; (ix) other than under the Senior Loan Agreement, the Notes or in accordance with Sections 9.3 and 9.4, incur any debts outside the ordinary course of business; (x) guarantee or otherwise become liable with respect to the obligations of another party or entity; (xi) enter into any Lien with respect to a Capitalized Lease other than a Permitted Lien;
(xii) pay or declare any dividends on Borrower's stock (except for dividends payable solely in stock of the Borrower and dividends payable by iBasis Global to the Company); (xiii) other than a cashless or "net" exercise of employee stock options pursuant to plans existing on the date hereof or otherwise approved by Borrower's board of directors, redeem, retire, purchase or otherwise acquire, directly or indirectly, any of the Borrower's stock; (xiv) enter into any agreement that restricts dividends to be paid by any Subsidiary of the Borrower; (xv) make any change in the Borrower's capital structure which would have a material adverse effect on the Borrower or on the prospect of repayment of the Obligations; (xvi) make any Investment other than Permitted Investments; or (xvii) dissolve or elect to dissolve. Transactions permitted by the foregoing provisions of this Section 10 are only permitted if no Default or Event of Default would occur as a result of such transaction. Notwithstanding anything to the contrary contained in this Section 10, nothing in this Section 10 shall prohibit the Borrower from repurchasing Convertible Notes or exchanging new securities for Convertible Notes in accordance with Sections 9.3 and 9.4, and the consummation of such transactions shall not be deemed to result in a breach of this Section 10.

     11.      EVENTS OF DEFAULT; REMEDIES.

                 11.1. EVENTS OF DEFAULT. The following events are referred to as "EVENTS OF DEFAULT":

                     11.1.1. PAYMENTS. The Borrower shall (a) default in the payment when due of any principal of the Notes or (b) default, and such default shall continue for three or more Business Days, in the payment when due of any interest on the Notes or any other amounts owing hereunder or under any other Credit Document.

                     11.1.2. REPRESENTATIONS, ETC. Any representation, warranty or certification made by any Obligor herein or in any other Credit Document or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect as of the date made or deemed made.

                     11.1.3. COVENANTS. Any Obligor shall (a) default in the due performance or observance by it of any covenant or agreement contained in
Section 9 or Section 10, or (b)

                                       -30
default in the due performance or observance by it of any covenant or agreement (other than those referred to in Sections 11.1.1 or clause (a) of this Section 11.1.3) contained in this Agreement or any other Credit Document and such default shall continue unremedied for a period of at least 30 days after written notice to the defaulting party by the Demand Holders or the Collateral Agent.

                     11.1.4. DEFAULT UNDER OTHER AGREEMENTS. The Borrower or any of its Subsidiaries shall (a) default in payment of the principal of any Indebtedness (other than the Obligations) at the final maturity thereof beyond the period of grace, if any, applicable thereto; or (b) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause any such Indebtedness to become due prior to its stated maturity; or (c) any such Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable prior to the stated maturity thereof; or (d) an event of default under the Senior Loan Agreement occurs and is continuing or (e) an event of default under the Convertible Notes Indenture occurs and is continuing; PROVIDED, HOWEVER, that it shall not constitute an Event of Default pursuant to this Section 11.1.4 unless the aggregate amount of all Indebtedness referred to in clauses (a), (b) and (c) above exceeds at any one time $2,500,000 individually or in the aggregate.

                     11.1.5. BANKRUPTCY, ETC. The Borrower or any of its Subsidiaries shall commence a voluntary case under Title 11 of the United States Code (the "BANKRUPTCY CODE"); or an involuntary case is commenced against the Borrower or any of its Subsidiaries and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of its Subsidiaries; or the Borrower or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any of its Subsidiaries; or any such proceeding is commenced against the Borrower or any of its Subsidiaries which remains undismissed for a period of 60 days; or the Borrower or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; the Borrower or any of its Subsidiaries suffers any appointment of any custodian or receiver for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Borrower or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by the Borrower or any of its Subsidiaries for the purpose of effecting any of the foregoing.

                     11.1.6. ERISA. (a) Any Termination Event shall occur with respect to any Benefit Plan of the Borrower, any of its Subsidiaries or any ERISA Affiliate, (b) any Accumulated Funding Deficiency, whether or not waived, shall exist with respect to any such Benefit Plan, (c) any Person shall engage in any Prohibited Transaction involving any such Benefit Plan, (d) the Borrower, any of its Subsidiaries or any ERISA Affiliate shall be in "default" (as defined in ERISA section 4219(c)(5)) with respect to payments owing to any such

                                       -31

Benefit Plan that is a Multiemployer Plan as a result of such Person's complete or partial withdrawal (as described in ERISA sections 4203 or 4205) therefrom,
(e) the Borrower, any of its Subsidiaries or any ERISA Affiliate shall fail to pay when due an amount that is payable by it to the PBGC or to any such Benefit Plan under Title IV of ERISA, (f) a proceeding shall be instituted by a fiduciary of any such Benefit Plan against the Borrower, any of its Subsidiaries or any ERISA Affiliate to enforce ERISA section 515 and such proceeding shall not have been dismissed within 30 days thereafter or (g) any other event or condition shall occur or exist with respect to any such Benefit Plan, except that no event or condition referred to in clauses (a) through (g) shall constitute an Event of Default if it, together with all other such events or conditions at the time existing, has not subjected, and in the reasonable determination of the Demand Holders will not subject, the Borrower or any of its Subsidiaries to any liability that, alone or in the aggregate with all such liabilities for all such Persons, exceeds $2,500,000.

                     11.1.7. ENFORCEABILITY, ETC. Any Credit Document shall cease for any reason (other than the scheduled termination thereof in accordance with its terms) to be enforceable in accordance with its terms or in full force and effect; or any party to any Credit Document (other than one or more of the Exchanging Holders) shall so assert in a judicial or similar proceeding; or the security interests created by any Credit Document shall cease to be enforceable and of the same effect and priority purported to be created thereby; or any Guarantor or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under such Guarantee or any Guarantor shall default in the due performance or observance of any covenant or agreement on its part to be performed pursuant to such Guarantee and such default (other than a payment default) shall continue unremedied for a period of at least 30 days after written notice to the defaulting party by any Holder or the Collateral Agent.

                     11.1.8. JUDGMENTS. A final judgment (a) which, with other outstanding final judgments against the Borrower and its Subsidiaries, exceeds an aggregate of $2,500,000 in excess of applicable insurance coverage shall be rendered against the Borrower or any of its Subsidiaries, or (b) which grants injunctive relief that results, or creates a material risk of resulting, in a Material Adverse Effect and in either case if (i) within 30 days after entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal or (ii) within 30 days after the expiration of any such stay, such judgment shall not have been discharge.

                 11.2.       CERTAIN ACTIONS FOLLOWING AN EVENT OF DEFAULT.

                     11.2.1. SPECIFIC PERFORMANCE; EXERCISE OF RIGHTS. Upon the occurrence and during the continuance of an Event of Default, but only at the written direction of the Demand Holders, the Collateral Agent shall proceed to protect and enforce the Holders' rights by suit in equity, action at law and/or other appropriate proceeding, either for specific performance of any covenant or condition contained in this Agreement or any other Credit Document or in any instrument or assignment delivered to the Holders pursuant to this Agreement or any other Credit Document, or in aid of the exercise of any power granted in this Agreement or any other Credit Document or any such instrument or assignment.

                                       -32

                     11.2.2. ACCELERATION. Upon the occurrence and during the continuance of an Event of Default and upon the written request of the Demand Holders, the Collateral Agent shall by notice in writing to the Borrower declare all or any part of the unpaid balance of the Obligations then outstanding to be immediately due and payable; PROVIDED, HOWEVER, that if a Bankruptcy Default shall have occurred, the unpaid balance of the Obligations shall automatically become immediately due and payable.

                     11.2.3. ENFORCEMENT OF PAYMENT; CREDIT SECURITY; SETOFF. Upon the occurrence and during the continuance of an Event of Default, but only at the written direction of the Demand Holders, the Collateral Agent shall proceed to enforce payment of the Obligations in such manner as the Demand Holders may elect and to realize upon any and all rights of the Holders under the Credit Documents. The Holders may offset and apply toward the payment of the Obligations (and/or toward the curing of any Event of Default) any Indebtedness from the Holders to the respective Obligors, regardless of the adequacy of any security for the Obligations. The Holders shall have no duty to determine the adequacy of any such security in connection with any such offset.

                     11.2.4. CUMULATIVE REMEDIES. To the extent not prohibited by applicable law which cannot be waived, all of the Holders' rights hereunder and under each other Credit Document shall be cumulative.

                 11.3. ANNULMENT OF EVENTS OF DEFAULT. Once an Event of Default has occurred, such Event of Default shall be deemed to exist and be continuing for all purposes of the Credit Documents until the Required Holders or the Collateral Agent (with the consent of the Required Holders) shall have waived such Event of Default in writing, stating in writing that the same has been cured to such Holders' reasonable satisfaction or entered into an amendment to this Agreement which by its express terms cures such Event of Default, at which time such Event of Default shall no longer be deemed to exist or to have continued. No such action by the Holders or the Collateral Agent shall extend to or affect any subsequent Event of Default or impair any rights of the Holders upon the occurrence thereof.

                 11.4. WAIVERS. To the extent that any such waiver is not prohibited by the provisions of applicable law that cannot be waived, each of the Obligors waives:

                 (a) all presentments, demands for performance, notices of nonperformance (except to the extent required by this Agreement or any other Credit Document), protests, notices of protest and notices of dishonor;

                 (b) any requirement of diligence or promptness on the part of the Collateral Agent or any Holder in the enforcement of its rights under this Agreement or any other Credit Document;

                 (c) any and all notices of every kind and description which may be required to be given by any statute or rule of law; and

                 (d) any defense (other than indefeasible payment in full) which it may now or

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

     hereafter have with respect to its liability under this Agreement or any other Credit Document or with respect to the Obligations.

                 11.5. ACCELERATION FOLLOWING AN EVENT OF DEFAULT UNDER THE SENIOR LOAN AGREEMENT. In the event of a declaration of acceleration by the Demand Holders (an "APPLICABLE ACCELERATION") because an Event of Default set forth in Section 11.1.4 above has occurred and is continuing under the Senior Loan Agreement (a "SENIOR LOAN EVENT OF DEFAULT") such Applicable Acceleration shall be automatically annulled if the holders of such Senior Loans have waived such Senior Loan Event of Default within 20 days thereafter and if (a) the annulment of such Senior Loan Event of Default would not conflict with any judgment or decree of a court of competent jurisdiction and (b) all existing Events of Default, except the non-payment of principal or interest on the Notes hereunder which shall have become due solely because of such Applicable Acceleration, have been cured or waived.

     12.      COLLATERAL AGENT.

                 12.1. APPOINTMENT OF COLLATERAL AGENT. Each of the Exchanging Holders hereby appoints and authorizes the Collateral Agent to act for them as their collateral agent in connection with the transactions contemplated by this Agreement and the other Credit Documents on the terms set forth herein and therein, and hereby agrees that all actions in connection with the Credit Security and the enforcement or exercise of any remedies in respect of the Obligations shall be taken by the Collateral Agent pursuant to this Agreement and the Intercreditor Agreement on behalf of the Holders.

                 12.2. ACTIONS BY THE COLLATERAL AGENT. The Collateral Agent shall not take any action under this Agreement or the other Credit Documents, including the enforcement or exercise of any remedies in respect of the Obligations, and shall not be obligated to take any such action, except to the extent expressly specified in a written notice received by the Collateral Agent signed by the Required Holders (or, pursuant to Sections 11.2 or 11.5 only, signed by the Demand Holders); PROVIDED, HOWEVER, that the Collateral Agent may execute releases and other collateral termination documents with respect to assets disposed of by the Obligors as permitted by Section 10. All actions taken by the Collateral Agent in accordance with this Section 12.2 shall be binding upon all Holders; PROVIDED, HOWEVER, that the foregoing shall not be deemed a waiver of any Holder's rights against any other party hereto with respect to the taking of such action.

                 12.3. EXECUTION OF ADDITIONAL DOCUMENTS. The Collateral Agent is hereby directed and authorized to execute and deliver each of the following documents (collectively, the "ADDITIONAL DOCUMENTS"): each Guarantee, the Subordination Agreement, the Security Agreement, the Intercreditor Agreement, the other Collateral Documents and any subsequent joinder agreements, amendments, modifications or supplements to any of the foregoing. Each of the Exchanging Holders hereby consents to and accepts the terms of each of the Additional Documents and the execution and delivery thereof by the Collateral Agent. Whether or not so stated therein, in entering into any such Additional Documents, and in performing or observing any of the terms of any such Additional Documents, and otherwise in respect of any matter arising under or in respect of any such Additional Documents, the

                                       -34

Collateral Agent shall enjoy and shall be protected by each of the rights, immunities, indemnities and other protections set forth in this Agreement; and any obligations, duties or liabilities to which the Collateral Agent may be or become subject under or in respect of any such Additional Documents shall be subject to and limited by the terms of this Agreement (including, without limitation, the terms of this Section 12). In no event shall the Collateral Agent have any liability under any such Additional Documents that it would not have, nor shall the Collateral Agent be obligated to take any action thereunder that it would not be required to take, under the terms of this Agreement. It is hereby expressly acknowledged that the Collateral Agent has not evaluated nor negotiated any of the terms of this Agreement or any such Additional Documents on behalf of the Exchanging Holders, has not performed any investigation of otherwise advised the Exchanging Holders in respect of this Agreement or any such Additional Documents and has no responsibility for terms of this Agreement or any such Additional Documents, or the sufficiency or validity hereof or thereof. The Collateral Agent is further authorized and directed to execute, upon the request of Borrower, such amendments to the Collateral Documents and such other instruments including, but not limited to, intercreditor agreements in such form as may be reasonably requested by the Borrower, as may be necessary to secure, on a pari passu basis (as to seniority and priority) with the security interests granted to new Holders in connection with this Agreement, the obligations of the Borrower, in respect of new securities issued by the Company pursuant to exchange transactions not prohibited by Section 9.4.

                 12.4. INFORMATION REGARDING OBLIGORS, ETC. Each of the Exchanging Holders expressly waives any duty which may now or hereafter exist on the part of the Collateral Agent to disclose to the Exchanging Holders any matter related to the business, operations, character, collateral, credit, condition (financial or otherwise), income or prospects of the Obligors or their Affiliates or their properties or management, whether now or hereafter known by the Collateral Agent other than matters related to the disposition of the Credit Security. Each of the Exchanging Holders represents, warrants and agrees that it assumes sole responsibility for obtaining from the Obligors all information concerning this Agreement and all other Credit Documents and all other information as to the Obligors and their Affiliates or their properties or management as such Exchanging Holder deems necessary or desirable.

                 12.5.       CONCERNING THE COLLATERAL AGENT.

                     12.5.1. ACTION IN GOOD FAITH, ETC. The Collateral Agent and its officers, directors, employees and agents shall be under no duty to act except as expressly set forth in Section 12.2 and shall have no liability to the Holders for any action or failure to act taken or suffered without willful misconduct or gross negligence. The Collateral Agent shall in all cases be entitled to rely, and shall not be liable to the Holders for any action taken in reliance, on instructions given to the Collateral Agent in accordance with
Section 12.2.

                     12.5.2. NO IMPLIED DUTIES, ETC. The Collateral Agent shall have and may exercise such powers as are specifically delegated to the Collateral Agent under this Agreement together with all other powers as may be incidental thereto. The Collateral Agent shall have no implied duties to any Person or any obligation to take any action under this Agreement or any

                                       -35
other Collateral Document except for any action specifically provided for in this Agreement or any other Collateral Document to be taken by the Collateral Agent.

                     12.5.3. VALIDITY, ETC. The Collateral Agent shall not be responsible to any Holder (a) for the legality, validity, enforceability or effectiveness of this Agreement or any Credit Document, (b) for any recitals, reports, representations, warranties or statements contained in or made in connection with this Agreement or any Credit Document, (c) for the existence or value of any assets included in the Credit Security, (d) for the effectiveness of any lien purported to be included in the Credit Security or (e) for the specification or failure to specify any particular assets to be included in the Credit Security.

                     12.5.4. COMPLIANCE. The Collateral Agent shall not be obligated to ascertain or inquire as to the performance or observance of any of the terms of this Agreement or any Collateral Document, including the occurrence of any Event of Default.

                     12.5.5. EMPLOYMENT OF AGENTS AND COUNSEL. The Collateral Agent may execute any of its duties as Collateral Agent under this Agreement by or through employees, agents and attorneys-in-fact and shall not be responsible to any Holder or any Obligor (except as to money or securities received by the Collateral Agent or the Collateral Agent's authorized agents) for the default or misconduct of any such agents or attorneys-in-fact selected by the Collateral Agent with reasonable care. The Collateral Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and shall be reimbursed by the Obligors for all reasonable attorneys' fees and costs incurred in connection with its responsibilities hereunder.

                     12.5.6. RELIANCE ON DOCUMENTS AND COUNSEL. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any affidavit, certificate, cablegram, consent, instrument, letter, notice, order, document, statement, facsimile, telegram, telex or teletype message or writing believed in good faith by the Collateral Agent to be genuine and correct and to have been signed, sent or made by the Person in question, including without limitation any telephonic or oral statement made by such Person and, with respect to legal matters, upon the opinion of counsel selected by the Collateral Agent.

                     12.5.7. COLLATERAL AGENT'S REIMBURSEMENT. Each of the Holders shall, jointly and severally, reimburse the Collateral Agent for any expenses not reimbursed by the Obligors within 30 days (without limiting their obligations to make such reimbursement): (a) for which the Collateral Agent is entitled to reimbursement by the Obligors under this Agreement, and (b) after the occurrence of an Event of Default, for any other expenses incurred by the Collateral Agent on their behalf in connection with the enforcement of their rights under this Agreement or any other Collateral Document.

                 12.6. COLLATERAL AGENT INDEMNITY. The Holders shall, jointly and severally, be responsible for indemnifying and holding harmless the Collateral Agent and its directors, officers, employees, agents, professional advisers and representatives (to the extent that the Collateral Agent is not indemnified by the Obligors, and without in any way limiting the Obligations of the Obligors so to indemnify the Collateral Agent pursuant to Section 14.1

                                       -36
or any other Credit Document) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against the Collateral Agent and its directors, officers, employees, agents, professional advisers and representatives relating to or arising out of this Agreement, the Credit Security, any other Collateral Document, the transactions contemplated hereby or thereby, or any action taken or omitted by the Collateral Agent in connection with any of the foregoing, PROVIDED, HOWEVER, that the foregoing shall not extend to actions or omissions which are taken by the Collateral Agent with gross negligence or willful misconduct. The foregoing indemnity shall survive the expiration of this Agreement or any of the agreements evidencing the Obligations. All amounts due under this Section 12.6 shall be immediately payable on written demand therefor.

                 12.7. COLLATERAL AGENT'S RESIGNATION OR REMOVAL. The Collateral Agent may resign at any time by giving at least 60 days' prior written notice of its intention to do so to each of the Holders and to the Borrower and upon the appointment by the Required Holders of a successor Collateral Agent reasonably satisfactory to the Borrower; PROVIDED, HOWEVER, if at the time of such appointment, an Event of Default shall have occurred, the consent of the Borrower to the appointment of a successor Collateral Agent shall not be required. If no successor Collateral Agent shall have been so appointed and shall have accepted such appointment within 45 days after the retiring Collateral Agent's giving of such notice of resignation, then the retiring Collateral Agent may with the consent of the Borrower, which consent shall not be unreasonably withheld, appoint a successor Collateral Agent which shall be a bank or a trust company organized under the laws of the United States of America or any state thereof and having a combined capital, surplus and undivided profit of at least $100,000,000; PROVIDED, HOWEVER, if at the time of such appointment, an Event of Default shall have occurred, the consent of the Borrower to the appointment of a successor Collateral Agent shall not be required. Any Collateral Agent may be removed upon the written request of the Required Holders, which request shall also appoint a successor Collateral Agent reasonably satisfactory to the Borrower; PROVIDED, HOWEVER, if at the time of such appointment, an Event of Default shall have occurred, the consent of the Borrower to the appointment of a successor Collateral Agent shall not be required. Upon the appointment of a new Collateral Agent hereunder, the term "Collateral Agent" shall for all purposes of this Agreement and any other Collateral Document thereafter mean such successor. After any retiring Collateral Agent's resignation hereunder as Collateral Agent, or the removal hereunder of any Collateral Agent, the provisions of this Agreement or any other Collateral Document shall continue to inure to the benefit of such Collateral Agent as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement or any other Collateral Document.

                 12.8. MERGER, CONVERSION OR CONSOLIDATION. Any corporation into which the Collateral Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Collateral Agent, shall be the successor of the Collateral Agent hereunder; PROVIDED that such corporation shall be otherwise qualified and eligible under this Agreement, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

                                       -37

                 12.9. REPRESENTATIONS AND WARRANTIES OF THE COLLATERAL AGENT. The Collateral Agent represents and warrants to each of the other parties hereto that:

                     12.9.1. AUTHORITY. It has all necessary power and has taken all necessary action to enter into and perform this Agreement and to make this Agreement the legal, valid, binding and enforceable obligation it purports to be.

                     12.9.2. AUTHORIZATION AND ENFORCEABILITY. It has taken all corporate action required to execute, deliver and perform this Agreement and each Additional Document to which it is party. Each of this Agreement and each Additional Document constitutes its legal, valid and binding obligation and is enforceable against the Collateral Agent in accordance with their respective terms.

                     12.9.3. NO LEGAL OBSTACLE TO AGREEMENT. Neither the execution and delivery of this Agreement nor the consummation of any transaction contemplated hereby nor the fulfillment of the terms hereof or of any other agreement or instrument referred to herein has constituted or resulted in, or will constitute or result in, a breach of the provisions of any agreement, instrument, deed or lease to which it is a party or by which it is bound or of its charter or by-laws, or the violation of any law, judgment, decree or governmental or administrative order, rule or regulation applicable to it. No approval, authorization or other action by, or declaration to or filing with, any governmental or administrative authority or any other Person is required to be obtained or made by the Collateral Agent in connection with the execution, delivery and performance of this Agreement.

     13. PRIOR CLAIMS EXTINGUISHED. Except for the obligations to be performed by the Borrower and the other Obligors on or after the date hereof as expressly stated in this Agreement and the other Credit Documents, each of the Exchanging Holders unconditionally releases, waives and forever discharges any and all liabilities, obligations, duties, promises or indebtedness of any kind of the Company or any other Obligor to such Exchanging Holder on account of any past or presently existing condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind which relates in any manner to the Convertible Notes being exchanged in connection herewith, the Convertible Notes Indenture, but solely with respect to the Convertible Notes being exchanged herewith, or any other document executed in connection therewith, but solely with respect to the Convertible Notes being exchanged herewith.

     14.      GENERAL.

                 14.1. PAYMENT OF EXPENSES, ETC. The Borrower agrees: (a) subject to the provisions of Section 6 hereof and whether or not the transactions herein contemplated are consummated, to pay its share of all reasonable out-of-pocket costs and expenses of the Exchanging Holders and the Collateral Agent in connection with the negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto, together with, in each case, the reasonable fees and disbursements of counsel for the Exchanging Holders and the Collateral Agent and any enforcement (whether through negotiations, legal process or otherwise) of the

                                       -38

Credit Documents and the documents and instruments referred to therein (including the reasonable fees and disbursements of counsel for the Exchanging Holders and the Collateral Agent); (b) to pay the fees of the Collateral Agent as separately agreed to by the Collateral Agent and the Borrower; (c) to pay and hold each of the Exchanging Holders and Holders harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Exchanging Holders and Holders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Exchanging Holder or Holder, as applicable) to pay such taxes; and (d) to indemnify each Exchanging Holder, each Holder, the Collateral Agent and their respective officers, directors, employees, representatives, partners, counsel, advisors and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them with respect to the entering into and/or performance of any Document or the consummation of any transactions contemplated in any Document (including as a result of, or arising out of, any investigation, litigation or other proceeding or preparation of a defense in connection therewith (whether or not any Exchanging Holder, any Holder or the Collateral Agent is a party thereto and whether or not any such investigation, litigation or other proceeding is between or among any Exchanging Holder, any Holder, or the Collateral Agent any Obligor or any third Person or otherwise)), and in each case including the reasonable fees and disbursements of counsel, but excluding in each case any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified.

                 14.2. NOTICES. Except as otherwise expressly provided herein, all notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered (a) two business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (b) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

     If to the Borrower, at 20 Second Avenue, Burlington, MA 01803, Attention:
Chief Financial Officer, or at such other address or addresses as may have been furnished in writing by the Company to the Holders and the Collateral Agent, with a copy to Johan V. Brigham, Bingham McCutchen LLP, 1900 University Avenue, East Palo Alto, CA 94303-2223; and

     If to the Exchanger, at JMG Capital Partners, 1 Sansome Street, 39th Floor, San Francisco, CA 94104, Attention: David Rubinstein, or at such other address or addresses as may have been furnished to the Borrower and the Collateral Agent in writing by the Exchanger: and

     If to any other Exchanging Holder, at the address set forth in the applicable Joinder Agreement or at such other address or addresses as may have been furnished to the Borrower in writing by such Exchanging Holder.

     If to the Collateral Agent, at One Federal Street, 3rd Floor, Boston, MA 02110, Attention: Corporate Trust Services, Re: iBasis, with a copy to Robert J. Coughlin, Esq., Nixon Peabody LLP, 101 Federal Street, Boston, MA 02110; or at such other address or addresses as may have been furnished to the Borrower and the Exchanging Holders by the Collateral Agent.

                                       -39

     Any party may give any notice, request, consent or other communication under this Agreement using any other means (including personal delivery, messenger service, facsimile, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section 14.2.

                 14.3.       ASSIGNMENTS; PARTICIPATIONS.

                     14.3.1. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; PROVIDED, HOWEVER, that the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of each Holder.

                 14.4. AMENDMENT OR WAIVER. Neither this Agreement nor any other Document nor any terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Obligors party thereto and the Required Holders, and unless an executed copy thereof has been provided to and acknowledged in writing by the Collateral Agent (and, in the case of any other Document, subject to any other requirements applicable to such amendment, change, waiver, discharge or termination set forth in such Document; PROVIDED, HOWEVER, that no such change, waiver, discharge or termination shall, without the consent of each Holder directly affected thereby, (a) extend the Maturity Date (any waiver of any prepayment of, or the method of application of any prepayment of, the Notes shall not constitute any such extension), or reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) thereon, or reduce the principal amount thereof, (b) amend, modify or waive any provision of this Section 14.4, (c) reduce the percentage specified in, or otherwise modify, the definition of "Required Holders" or "Demand Holders", (d) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement, (e) establish any new obligations for any Holder not relating to the subject matter of the Agreement or (f) release all or substantially all the collateral or guarantees with respect to the Obligations; PROVIDED, FURTHER, HOWEVER, that no change, waiver, discharge or termination that alters the rights, immunities or duties of the Collateral Agent shall take effect without its express written consent. Notwithstanding anything to the contrary in this Agreement, all Holders of Notes shall be deemed to be third-party beneficiaries of all of the provisions of this Agreement that relate to Holders of Notes, including but not limited to any provisions that may only be waived or consented to by the "Requisite Holders", or that may be initiated only by the "Demand Holders", with such groups being determined for all purposes of this Agreement with regard to all Holders of Notes, whether issued pursuant to this Agreement, the Symphony Exchange Agreement, or otherwise.

                 14.5. NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any Exchanging Holder, any Holder or Collateral Agent in exercising any right, power or privilege hereunder or under any other Document and no course of dealing between any Obligor, Collateral Agent and any Holder or Exchanging Holder shall operate as a waiver

                                       -40
thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which a Holder or Exchanging Holder would otherwise have. No notice to or demand on any Obligor in any case shall entitle any Obligor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Holders or the Exchanging Holders to any other or further action in any circumstances without notice or demand.

                 14.6. NO STRICT CONSTRUCTION. The parties have participated jointly in the negotiation and drafting of this Agreement and the other Documents with counsel sophisticated in financing transactions. In the event an ambiguity or question of intent or interpretation arises, this Agreement and the other Documents shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement and the other Documents.

                 14.7. CALCULATIONS; COMPUTATIONS. The financial statements to be furnished to the Holders pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Holders).

                 14.8.       INTERPRETATION; GOVERNING LAW; ETC.

                     14.8.1. Time is (and shall be) of the essence in this Agreement and the other Documents. All covenants, agreements, representations and warranties made in this Agreement or any other Document or in certificates delivered pursuant hereto or thereto shall be deemed to have been relied on by each Exchanging Holder and the Collateral Agent, notwithstanding any investigation made by any such party on its behalf, and shall survive the execution and delivery to each such party hereof and thereof. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision hereof, and any invalid or unenforceable provision shall be modified so as to be enforced to the maximum extent of its validity or enforceability. This Agreement and the other Documents constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous understandings and agreements, whether written or oral.

                     14.8.2. This Agreement, and any issue, claim or proceeding arising out of or relating to this Agreement or any other Document or the conduct of the parties hereto, whether now existing or hereafter arising and whether in contract, tort or otherwise, shall be governed by, and shall be construed and enforced in accordance with, the laws of The Commonwealth of Massachusetts, without regard to the principles of conflicts of laws. Any legal action or proceeding with respect to this Agreement or any other Document may be brought in any state or federal court sitting in the Commonwealth of Massachusetts, and, by execution and delivery of this Agreement and the other Documents, as applicable, each Obligor irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts for such action or proceeding. Each Obligor

                                       -41
further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each Obligor at its address for notices pursuant to Section 14.2, such service to become effective 15 days after such mailing. Nothing herein shall affect the right of any Holder or Exchanging Holder to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Obligor in any other jurisdiction.

                     14.8.3. Each Obligor irrevocably waives any objection which it may now or hereafter have to the venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Document brought in the courts referred to in Section 14.8.2 above and further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

                     14.8.4. Each of the parties to this Agreement waives to the extent not prohibited by applicable law that cannot be waived any right it may have to claim or recover in any legal action or proceeding any special, exemplary, punitive or consequential damages.

                 14.9. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH OF THE PARTIES HERETO WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY OTHER DOCUMENT OR THE SUBJECT MATTER HEREOF OR THEREOF OR ANY OBLIGATION OR IN ANY WAY CONNECTED WITH THE DEALINGS OF THE EXCHANGING HOLDERS, THE HOLDERS OR THE COLLATERAL AGENT, THE BORROWER OR ANY OTHER OBLIGOR IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE. Each of the Borrower and the other Obligors acknowledges that it has been informed by the Exchanging Holders that the foregoing sentence constitutes a material inducement upon which each of the Exchanging Holders and Collateral Agent has relied and will rely in entering into this Agreement and any other Document. Any party hereto may file an original counterpart or a copy of this Agreement with any court as written evidence of the consent of each of the parties hereto to the waiver of their rights to trial by jury.

                 14.10. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower, the Collateral Agent, each Holder and each Exchanging Holder.

                 14.11. EXECUTION. This Agreement shall become effective on the date (the "EFFECTIVE DATE") on which each of the Borrower, each other Obligor, the Collateral Agent and the Exchanger shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to one another. With respect to each Joinder Agreement, such

                                       -42
agreement's "Effective Date" shall be the date on which each of the applicable Exchanging Holders and the Collateral Agent shall have signed a copy of such Joinder Agreement (whether the same or different copies) and shall have delivered the same to one another.

                 14.12. HEADINGS DESCRIPTIVE. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                 14.13. SURVIVAL. All indemnities set forth herein including, without limitation, in Sections 12.6 or 14.1, shall survive the execution and delivery of this Agreement and the purchase, sale and repayment of the Notes.

                 14.14. BENEFIT OF AGREEMENT. Each beneficial holder of the Notes shall be entitled to the benefits of, and subject to the obligations of, a Holder under this Agreement.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                                       -43

     Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.


THE BORROWER:


                                           iBASIS, INC.


                                           By:    /s/ Ofer Gneezy
                                              ----------------------------------
                                              Name:  Ofer Gneezy
                                              Title: President & Chief Executive
                                                     Officer


                                           iBASIS GLOBAL, INC.


                                           By:    /s/ Richard Tennant
                                              ----------------------------------
                                              Name:  Richard Tennant
                                              Title: Treasurer and Chief
                                                     Financial Officer


THE GUARANTOR:


                                           iBASIS SECURITIES CORPORATION


                                           By:    /s/ Gordon VanderBrug
                                              ----------------------------------
                                              Name:  Gordon VanderBrug
                                              Title: Executive Vice President

THE EXCHANGING HOLDERS:

                                          JMG TRITON OFFSHORE FUND LIMITED CITCO


                                          By:    /s/ David Rubinstein
                                             -----------------------------------
                                             Name:  David Rubinstein
                                             Title: Portfolio Manager

THE COLLATERAL AGENT:


                                          U.S. BANK NATIONAL ASSOCIATION


                                          By:    /s/ John A. Brennan
                                             -----------------------------------
                                              Name:  John A. Brennan
                                              Title: Trust Officer

                                                                       EXHIBIT A

                            FORM OF JOINDER AGREEMENT

                                                                       EXHIBIT B

                FORM OF WARRANT AND REGISTRATION RIGHTS AGREEMENT


                                      2.1B

                                                                     EXHIBIT 5.2

                          FORM OF OFFICER'S CERTIFICATE

                                       5.3

                                                                     EXHIBIT 5.6

                                FORM OF GUARANTEE


                                       5.9